Exhibit 4.20

OFFICE SPACE LEASE

for

Suite 190

3803 West Chester Pike

Newtown Square, Pennsylvania 19073

by and between

CAMPUS INVESTORS H BUILDING, L.P.

(as Landlord)

and

INNOCOLL AG

(as Tenant)

Date: October 31, 2015

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32.	Inability to Perform	38
33.	Survival	38
34.	Tenant’s Authority; Financial Statements	38
35.	Waiver of Invalidity of Lease	38
36.	Security Deposit	38
37.	Estoppel Certificate	39
38.	Rights Reserved by Landlord	39
39.	Miscellaneous	40
40.	Additional Definitions	43
41.	OFAC	45
42.	Tenant Waiver	45
43.	Tenant’s Relocation	46

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THIS LEASE (the “Lease”) is made the 31 day of October, 2015 between CAMPUS INVESTORS H BUILDING, L.P., a Delaware limited partnership (herein referred to as “Landlord”) and INNOCOLL AG, a German stock corporation (herein referred to as “Tenant”).

PREAMBLE

BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this Section, unless such meanings are expressly modified, limited, or expanded elsewhere in this Lease.

A.	ADDITIONAL RENT shall mean all sums in addition to Fixed Basic Rent payable by Tenant to Landlord or to third parties pursuant to the provisions of the Lease.

B.	ASSOCIATION shall mean Kelly Preserve Owners Association, Inc.

C.	BASE YEAR shall mean calendar year 2016.

D.	BROKER shall mean CBRE.

E.	BUILDING shall mean the approximately 170,000 rentable square foot office building known as Building “H” located at 3803 West Chester Pike in Newtown Square, Delaware County, Pennsylvania 19073, in the Kelly Preserve (“Kelly Preserve”), which is Unit 1 of Ellis Preserve (“Ellis Preserve”), both planned communities pursuant to the provisions of the Pennsylvania Uniform Planned Community Act, 68 Pa. C.S. § 5101, et seq., as amended.

F.	BUILDING HOLIDAYS shall be those holidays listed on Exhibit D.

G.	DECLARATION shall mean the Declaration of Kelly Preserve, a Planned Community, dated August 18, 2005 and recorded in the Office of the Recorder of Deeds of Delaware County, Pennsylvania, in Book 3572, Page 1118, et seq., as amended from time to time.

H.	DELIVERY DATE shall be March 1, 2016.

I.	EXHIBITS shall be the following, attached to this Lease and incorporated in this Lease and made a part of this Lease:

Exhibit A	Premises
Exhibit B	Legal Description of Property
Exhibit C	Work Letter
Exhibit D	Building Holidays
Exhibit E	Janitorial Specifications
Exhibit F	Rules and Regulations
Exhibit G	Tenant Estoppel Certificate
Exhibit H	Confirmation of Lease Term
Exhibit I	Subordination, Non-disturbance and Attornment Agreement

J.	FIXED BASIC RENT shall be calculated and payable as follows:

Months	Rentable Sq. Ft.	Rate Per Rentable Sq. Foot	Yearly Rate	Monthly Installment
1-12	6,824	$26.50	$180,836.00	$15,069.67
13-24	6,824	$27.30	$186,295.20	$15,524.60
25-36	6,824	$28.12	$191,890.88	$15,990.91

K.	PARK shall mean those certain lands which are the subject of the Ellis Preserve.

L.	LEASE YEAR shall mean, with respect to the first Lease Year, the period commencing on the Commencement Date and ending on the last day of the month which is twelve (12) consecutive calendar months following the Commencement Date and, with respect to each Lease Year thereafter, each consecutive twelve (12) calendar month period thereafter.

M.	PERMITTED USE shall be general and executive office use and activities incidental thereto, and for no other purpose, but at all times subject to the provisions of Section 5(b) of the Lease.

N.	PREMISES shall be approximately six thousand, eight hundred twenty-four (6,824) rentable square feet on the first (1st) level of the Building as set forth on Exhibit A.

O.	PROPERTY shall mean the Building and the parcel of land on which the Building is located, being a part of Kelly Preserve, as more particularly described on Exhibit B attached hereto.

P.	REA shall mean the Declaration of Reciprocal Easements by SAP America, Inc., BPG Real Estate Investors-Straw Party-1, L.P., and BPG Real Estate Investors-Straw Party-2, L.P., dated as of June 23, 2004 and recorded on June 30, 2004 in the Office of the Recorder of Deeds of Delaware County, Pennsylvania, in Book 3222, Page 404 et seq.

Q.	SECURITY DEPOSIT shall be the sum of Thirty Thousand One Hundred Thirty Nine and 34/100 Dollars ($30,139.34) which shall be held in accordance with Section 36 of the Lease.

R.	TENANT’S PROPORTIONATE SHARE shall mean four and one-hundredth percent (4.01%). This represents the percent equivalent of a fraction, the numerator of which is the number of rentable square feet contained within the Premises and the denominator of which is 170,000 being the number of rentable square feet contained in the Building.

S.	TERM shall mean the period of time commencing on the Commencement Date (as defined in Section 4 of the Lease) and ending three (3) years thereafter, unless otherwise terminated or extended pursuant to the terms of this Lease.

For and in consideration of the covenants contained in this Lease, and upon the terms and conditions set forth in this Lease, Landlord and Tenant, intending to be legally bound, agree as follows:

1.    Definitions. The definitions set forth in the preceding Preamble shall apply to the same capitalized terms appearing in this Lease. Additional definitions are contained in Section 40 and throughout this Lease.

2.    Premises. Landlord hereby demises and leases the Premises to Tenant and Tenant hereby leases and takes the Premises from Landlord for the Term and upon the terms, covenants, conditions, and provisions set forth in this Lease, including the Preamble. Throughout the Term, Tenant’s interest in the Premises as tenant shall include the nonexclusive access to all roadways, driveways, sidewalks, loading docks and loading areas, parking areas, landscaped areas, lobbies, hallways, and other facilities which are located on the Property and which are designated by Landlord from time to time for the use of tenants and occupants of the Building, but not including the Ellis Gym or other facilities available by membership or payment of fees (collectively, the “Common Facilities”), subject to the rights of other occupants and users of Ellis Preserve and Kelly Preserve. Tenant shall have the right under this Lease to the non-exclusive use of a proportionate share of parking spaces in the parking lot of the Building in compliance with such reasonable rules and regulations as Landlord may promulgate from time to time. Landlord shall have the right to assign the location of said parking spaces or may designate the location of same from time to time.

3.    Completion of Premises. The Premises shall be completed in accordance with the plans and specifications for the Premises Work listed on the Work Letter and its schedules attached hereto as Exhibit C. If the Premises are not Substantially Completed (as defined in the Work Letter) and delivered to Tenant on or before the Delivery Date for any reason, whether or not within Landlord’s control, Landlord shall not be subject to any liability to Tenant and no such failure to deliver the Premises by the Delivery Date or any other date shall in any respect affect the validity or continuance of this Lease or any obligation of Tenant hereunder.

4.    Commencement Date. The Term shall commence on the date (the “Commencement Date”) which is the first to occur of (a) the date on which the Premises are actually occupied by Tenant with the Landlord’s permission, or (b) the date the Premises Work is Substantially Completed or would have been but for the existence of Tenant Delay as such terms are defined in the Work Letter. Upon Landlord’s request, Tenant shall execute the Confirmation of Lease Term attached hereto as Exhibit H.

5.   Use of Premises; Restrictions.

a.    Subject to Section 5(b) below, Tenant shall use the Premises throughout the Term for, and only for, the Permitted Use. Tenant shall comply, and shall cause its agents, employees, and licensees, and shall use reasonable efforts to cause its invitees to comply with the terms and conditions of the REA and Declaration and any reasonable rules or regulations promulgated by the Association which do not materially interfere with the conduct of Tenant’s business operations in the Premises. Without limiting the foregoing, Tenant shall not use or occupy the Premises for any purpose that would (a) cause the Premises or the Property to be deemed a “place of public accommodation” under the Americans with Disabilities Act of 1990 (the “ADA”) or (b) be inconsistent with the operation of the Property as a first class office building. Tenant may access the Premises twenty-four (24) hours per day, seven (7) days a week throughout the Term.

b.    Tenant acknowledges and agrees to comply with those provisions of the Lease Agreement dated August 31, 2005, as amended, between BPG Real Estate Investors Straw Party – 2, L.P. and Campus Investors Office 2B, L.P. as landlord and Main Line Hospitals, Inc. as tenant, which provide that no party with an interest in the Park or such party’s successors and assigns, shall lease, rent, sell, occupy, use, or permit any other premises in any portion of the Park to be used or occupied, whether by tenant, sublessee, assignee, licensee, or any other occupant, or any buyer of any portion of the Park, or any of their respective successors or assigns, for a Protected Use, provided, however, nothing shall prohibit landlord thereunder or its affiliates from leasing, renting, selling, or otherwise conveying space in the Park to any party whose intended and actual use is for administrative or general offices uses, basic research laboratory uses or any other use which is not a Protected Use. “Protected Use” shall mean hospital, medical clinic, medical offices (including physician practices, physician groups, dental, osteopathic, chiropractic, and podiatric offices and services, and other health care providers), ambulatory care services, ambulatory surgical services, in-patient or out-patient or clinical services, physical therapy, work hardening, occupational therapy services, rehabilitation services, nursing facility services, home health care services, diagnostic imaging, and other diagnostic or therapeutic services, clinical/reference laboratory services, health and welfare services, and academic medical centers, provided that the aforementioned exclusives shall remain applicable to Tenant so long as the applicable lease remains in effect, or for such shorter period that the exclusive remains in effect, unless waived in writing by the tenant for whom the exclusive was granted.

6.   Fixed Basic Rent. Commencing on the Commencement Date, Tenant shall pay, throughout the Term, the annual Fixed Basic Rent in the amount specified in the Preamble, without notice or demand and without setoff or deduction, in monthly installments equal to one-twelfth (1/12th) of the annual Fixed Basic Rent (specified as Monthly Installments in the Preamble), in advance, on the first day of each calendar month during the Term. Tenant may make payment of Rent hereunder by direct debit of Tenant’s bank account through automated clearinghouse deductions of immediately available federal funds to Landlord’s bank account and Landlord will cooperate with Tenant to establish such arrangement upon request. Such direct debit arrangements will not in any way modify Tenant’s obligation to make Rent payments hereunder. If the Commencement Date falls on a day other than the first day of a calendar month, the Fixed Basic Rent that will be due for the balance of the calendar month shall be due and payable for such month, apportioned on a per diem basis for the period between the Commencement Date and the first day of the next first full calendar month in the Term and such apportioned sum shall be paid on or before the Commencement Date.

7.   Real Estate Taxes.

a.	Definitions. The following terms shall be defined as hereinafter provided:

i.             “Real Estate Taxes” shall mean all taxes, charges, impositions, levies, assessments, and burdens of every kind and nature, whether general or special, ordinary or extraordinary, foreseen or unforeseen, assessed or imposed by any governmental or quasi-governmental body or authority or special service district on and/or with respect to the Property or its operation, or the rents therefrom (including taxes based on gross receipts), or allocated to the Property pursuant to the terms of the Declaration, whether or not directly paid by Landlord, subject to the following:

(1)  There shall be excluded from Real Estate Taxes all penalties or interest assessed due to the late payment of any Real Estate Taxes, income taxes, excess profit taxes, excise taxes, franchise taxes, estate, succession, inheritance, and transfer taxes; provided, however, that if, due to a future change in the method of taxation or assessment, any such tax, however designated, shall be imposed in substitution, in whole or in part, for (or in lieu of all or any part of any contemplated increase in) any tax, charge, imposition, levy, assessment, or burden which would otherwise be included within the definition of Real Estate Taxes, such other tax shall be deemed to be included within the definition of Real Estate Taxes as defined herein to the extent of such substitution or imposition in lieu.

(2)  Use and occupancy taxes shall be excluded from Real Estate Taxes, however, such amounts shall be paid by Tenant to Landlord pursuant to Section 8.

(3)  Real Estate Taxes shall also encompass all of Landlord’s reasonable expenses, including but not limited to reasonable attorneys’ fees and expenses, incurred by Landlord in any effort to minimize Real Estate Taxes whether by contesting proposed increases in assessments, applying for the benefit of any tax abatement program available for the Property, appealing the denial of any such tax abatement, or contesting any challenge to the validity of any tax abatement program or its applicability to the Property or by any other means or procedures appropriate in the circumstances; provided, however, that under no circumstances shall Landlord have any obligation to undertake any contest, appeal or other procedure to minimize Real Estate Taxes or to obtain or maintain the benefits of any tax abatement program for the Property.

ii.            “Tax Year” shall mean each calendar year, or such other period of twelve (12) months as now or hereafter may be duly adopted as the fiscal year for real estate tax purposes of the governmental unit in which the Property is located, occurring during the Term.

iii.           “Tax Statement” shall mean a statement provided by Landlord, setting forth in reasonable detail: (a) the Real Estate Taxes for the Tax Year(s) (or portion thereof if less than a full Tax Year(s) within the Term immediately precedes the Tax Year in which such statement is issued; (b) Tenant’s Tax Payment (defined in Section 7(b)) for such preceding Tax Year(s), prorated if only a part of a Tax Year falls within the Term; (c) the amount of payments made by Tenant on account of Tenant’s Tax Payment during such preceding Tax Year(s); (d) the amount of payments of the Monthly Tax Payment Estimate (defined in Section 7(b)(i)(l)) made to date by Tenant in the Tax Year in which the Tax Statement is issued; and (e) the Monthly Tax Payment Estimate for the Tax Year in which the Tax Statement is issued.

b.   Payment of Tenant’s Tax Payment. Commencing on January 1, 2017, Tenant shall pay to Landlord, as Additional Rent hereunder, an amount equal to Tenant’s Proportionate Share of the total excess, if any, in Real Estate Taxes for such Tax Year over the Real Estate Taxes for the Base Year, prorated on a per diem basis for any partial Tax Year within the Term (“Tenant’s Tax Payment”). For any portion of a Tax Year during the Term, Tenant’s Tax Payment shall be prorated on a per diem basis.

i.             Such Tenant’s Tax Payment shall be paid in the following manner:

(1)  Beginning on January 1, 2017, and continuing thereafter during each Tax Year during the Term on the first day of each month until receipt of the next Tax Statement, Tenant will pay Landlord an amount set by Landlord sufficient to pay Landlord’s estimate (reasonably based on the actual Real Estate Taxes for the preceding Tax Years (but subject to the provision of Section 7(b)(ii) below) and Landlord’s projections of any anticipated increases or decreases thereof) of Tenant’s Tax Payment for the current Tax Year (or remaining portion thereof) (the “Monthly Tax Payment Estimate”). The Monthly Tax Payment Estimate for a period less than a full calendar month shall be duly prorated.

(2)  Following the end of each Tax Year, Landlord shall furnish Tenant a Tax Statement setting forth the information described in Section 7(a)(iii) above. Within thirty (30) days following the receipt of such Tax Statement (the “Tax Expense Share Date”) Tenant shall pay to Landlord: (i) the amount by which the Tenant’s Tax Payment for the Tax Year (or portion thereof) covered by the Tax Statement exceeds the aggregate of Monthly Tax Payment Estimates paid by Tenant with respect to such Tax Year (or portion thereof); and (ii) the amount by which the Monthly Tax Payment Estimate for the current Tax Year as shown on the Tax Statement multiplied by the number of months elapsed to date in the current Tax Year (including the month in which payment is made) exceeds the aggregate amount of payments of the Monthly Tax Payment Estimate theretofore made in the Tax Year in which the Tax Statement is issued. Landlord shall diligently endeavor to furnish Tenant a Tax Statement not later than one hundred twenty (120) days following the end of each Tax Year.

(3)  On the first day of the first month following receipt by Tenant of any annual Tax Statement and continuing thereafter on the first day of each succeeding month until the issuance of the next ensuing Tax Statement, Tenant shall pay Landlord the amount of the Monthly Tax Payment Estimate shown on the Tax Statement.

(4)  If on any Tax Expense Share Date Tenant’s payments of the installments of the Monthly Tax Payment Estimate for the preceding year’s Real Estate Taxes are greater than Tenant’s Tax Payment for such preceding Tax Year, Landlord shall credit Tenant with any excess, which credit may be offset by Tenant against next due installments of Rent. If the Term expires prior to the Tax Expense Share Date for the applicable Tax Year and if Tenant’s payments of Monthly Tax Payment Estimate either exceed or are less than Tenant’s Tax Payment, Landlord shall send the Tax Statement to Tenant, and an appropriate payment from Tenant to Landlord or refund from Landlord to Tenant shall be made on the Tax Expense Share Date. The provisions of this Section 7(b)(i)(4) shall remain in effect notwithstanding any termination of this Lease; provided however, that if upon termination of this Lease Tenant owes Landlord any sums under this Lease (for Rent or otherwise), Landlord shall have the right to reduce the amount of any refund due Tenant under this Section 7(b)(i)(4) against such sums owed by Tenant to Landlord.

ii.             Real Estate Taxes with respect to a Tax Year which is the subject of an appeal filed by or on behalf of Landlord shall be paid on the basis of the amount reflected in the tax bill and shall not be adjusted until the final determination of the appeal. Upon such determination of any appeal, Landlord will notify Tenant in writing of the actual amount of Tenant’s Tax Share of the Real Estate Taxes for the year or years which were the subject of the appeal and the amount, if any, remaining due by Tenant in excess of Tenant’s estimated payments. Tenant shall pay such entire amount so due on the due date for the next installment of Fixed Basic Rent, or if this Lease has terminated, Tenant shall pay the amount due within fifteen (15) days after receipt of Landlord’s notice. If the final determination of the appeal results in a reduction of the Real Estate Taxes at issue and Landlord receives an actual refund from the taxing authority on account of overpayment of Real Estate Taxes for such year, Tenant shall receive a credit against the installment of Fixed Basic Rent next coming due in the amount by which Tenant’s payments on account of Tenant’s Tax Share of such Real Estate Taxes exceeded the payments actually due for the applicable year.

iii.            Any Tax Statement or other notice from Landlord pursuant to this Section 7(b) shall be deemed approved by Tenant as correct unless within sixty (60) days after the furnishing thereof, Tenant shall notify Landlord in writing that it disputes the correctness of the Tax Statement or other notice, specifying in detail the basis for such assertion. Pending the resolution of such dispute, however, Tenant shall make payments in accordance with said Tax Statement or other notice.

c.     Tenant’s Personalty. Tenant shall pay all taxes imposed upon Tenant’s furnishings, trade fixtures, equipment, or other personal property.

8.    Operating Expenses.

a.     Definitions. As used in this Section 8 the following terms shall be defined as hereinafter provided:

i.              “Operating Year” shall mean each calendar year, or such other period of twelve (12) months as hereafter may be adopted by Landlord as its fiscal year, occurring either in whole or in part during the Term.

ii.             “Operating Expense Statement” shall mean a statement provided by Landlord, setting forth in reasonable detail: (a) the Operating Expenses for the Operating Year (or portion thereof if less than a full Operating Year) immediately preceding the Operating Year in which the statement is issued, reasonably detailed by major categories; (b) the Tenant’s Expense Payment (defined in Section 8(b)) for such preceding Operating Year, prorated if only a part of the Operating Year falls within the Term; (c) the amount of payments made by Tenant on account of the Tenant’s Expense Payment during such preceding Operating Year; (d) the amount of payments of the Monthly Operating Expense Estimate (defined in Section 8(b)(i)(1)) made to date by Tenant in the Operating Year in which the Expense Statement is issued; and (e) the

Monthly Operating Expense Estimate for the Operating Year in which the Operating Expense Statement is issued.

iii.            “Operating Expenses” shall mean

(1)  the expenses incurred by Landlord in connection with the operation, repair, maintenance, replacement, protection and management of the Property, including by way of example rather than of limitation, the following:

(a)  gas, oil, steam, fuel, water, and sewer charges;

(b)  all other utility charges (including surcharges) of whatever nature, except for electricity paid for by Tenant pursuant to Section 12 below;

(c)  insurance premiums and the amounts of any deductibles and uninsured losses paid by Landlord with respect to the Building or Property;

(d)  personnel costs (including, but not limited to, salaries, wages, fringe benefits, taxes, insurance, and other direct and indirect cost) for all persons employed by Landlord in connection with the management, maintenance, operation, replacement, and repair of the Property;

(e)  service and maintenance contracts for the Building or Property including, but not limited to, cleaning, trash removal, window cleaning, exterminating, and any security services provided;

(f)  all other maintenance, repair, and replacement expenses, both interior and exterior;

(g)  maintenance and repair of the HVAC System, including, those components which service space leased to tenants;

(h)  tools, equipment, furniture, furnishings, materials, supplies, and uniforms;

(i)  signage and decorations, excluding signage which Landlord is required to install pursuant to Section 25(a) of this Lease;

(j)  cleaning, maintenance, repair, and replacement of the Common Facilities, including, without limitation, removal of ice and snow and landscaping;

(k)  licenses and permits;

(1)  Landlord’s general corporate overhead and administrative expenses to the extent incurred in conjunction with the operation of the onsite property management office;

(m)  reasonable, actual legal and other professional fees incurred in connection with the operation of the Property, including, without limitation, accounting fees for preparing the Operating Expense Statement and Tax Statement;

(n)  management fees payable to any managing agent as reasonably determined by Landlord;

(o)  all fees, expenses, costs, assessments, levies, and charges now or hereafter allocated to or assessed, levied, or imposed upon the Property or the owner thereof by the Association pursuant to the Declaration or otherwise;

(p)  all fees, expenses, costs, and charges incurred by Landlord or allocated to or assessed, levied, or imposed upon the Property or the owner thereof pursuant to the terms and conditions of any agreements to which the Property is subject, including, without limitation, the REA;

(q)  fair market rental value and other costs with respect to the management office for the Building;

(r)  sales and use taxes and any taxes imposed on personal property owned by Landlord and used in connection with the Property and taxes on any of the expenses which are included in Operating Expenses; and

(s)  the cost of any Qualified Capital Improvement made by Landlord, amortized on a straight line basis over the useful life of the improvement in accordance with generally accepted accounting principles. If Landlord shall lease such Qualified Capital Improvement, then the rentals or other operating costs paid pursuant to such lease shall be included in Operating Expenses for each year in which they are incurred. Notwithstanding the foregoing, if Landlord shall effectuate savings in labor or energy related costs or other Operating Expenses as a result of the installation of new devices or equipment, then Landlord may, in lieu of the above, elect to include up to the full amount of any such savings in each Operating Year (beginning with the Operating Year in which the equipment is placed in service) as an Operating Expense until Landlord has recovered thereby the cost of installation of said devices or equipment and interest thereon as above provided, even if the result of such application will result in the amortization of such costs over a period shorter than its useful life. Landlord shall notify Tenant in writing if Landlord elects to include such savings in Operating Expenses, and in such case, shall include with each Operating Expense Statement for the relevant Operating Year(s), a statement of the amount of savings in Operating Expenses for the relevant Operating Year(s).

(2)  Operating Expenses shall be “net” and, for that purpose, shall be reduced by the amounts of any reimbursement or credit received by Landlord with respect to an item of cost that is included within Operating Expenses (other than reimbursements to Landlord by tenants of the Building pursuant either to operating expense provisions of any lease or separate contractual arrangements).

(3)  In determining Operating Expenses for any Operating Year during which less than ninety-five percent (95%) of the rentable area of the Building shall have been occupied by tenants receiving services which form the basis for Operating Expenses for more than thirty (30) days during such year, the components of the actual Operating Expenses that are variable based upon occupancy for such year shall be increased to the amount which normally would have been incurred for such Operating Year had all such services been provided to tenants occupying ninety-five percent (95%) of the Building throughout such Operating Year, as reasonably determined by Landlord, and shall include during any year in which construction warranties or guaranties eliminate or reduce the need for service contracts on Building systems or components, the reasonable cost of such service contracts that would otherwise be required notwithstanding such construction warranties or guaranties. Notwithstanding the foregoing, in no event shall Landlord receive more than one hundred percent (100%) of the Building’s actual Operating Expenses as a result of the operation of this Section 8(a)(iii)(3).

(4)  Notwithstanding the provisions of Section 8(a)(iii)(l), “Operating Expenses” shall not include expenditures for any of the following:

(a)  Any capital addition made to the Building except as specifically set forth in Section 8(a)(iii)(l) above.

(b)  Repairs or other work occasioned by fire, windstorm, or other insured casualty or hazard, to the extent that Landlord shall receive proceeds of such insurance.

(c)  Leasing commissions and advertising expenses incurred in leasing or procuring new tenants.

(d)  Repairs or rebuilding necessitated by condemnation to the extent that Landlord has received condemnation proceeds for such repairs or rebuilding.

(e)  Depreciation and amortization of the Building or any improvement, replacement or addition thereto, other than as permitted pursuant to Section 8(a)(iii)(l)(s).

(f)  Real Estate Taxes.

(g)  The salaries and benefits of executive officers of Landlord, if any.

(h)  Debt service payments on any indebtedness applicable to the Property, including any mortgage debt.

iv.           “Monthly Operating Expense Estimate” shall have the meaning specified in Section 8(b)(i)(l) hereof.

v.            “Qualified Capital Improvement” shall mean (a) a labor saving device, energy saving device or other installation, improvement, or replacement which is intended to reduce Operating Expenses, whether or not voluntary or required by Law, or (b) an installation or improvement required by law, or (c) an installation or improvement which is primarily intended to improve the health, safety, or welfare of tenants of the Building.

vi.           “Controllable Operating Expenses” shall mean all Operating Expenses other than Non-Controllable Operating Expenses.

vii.          “Non-Controllable Operating Expenses” shall mean utility costs, snow and ice removal expenses, insurance premiums, trash removal expenses, other items the unit cost and quantity requirements of which are not susceptible to pre-negotiation by Landlord, or which are otherwise not reasonably controllable by Landlord (such as, but not limited to, increases in the minimum wage which may affect the cost of service contracts).

b.    Tenant’s Expense Payment. Commencing on January 1, 2017, Tenant shall pay to Landlord as Additional Rent hereunder an amount equal to Tenant’s Proportionate Share of the total excess, if any, in Operating Expenses for such Operating Year over Operating Expenses for the Base Year (“Tenant’s Expense Payment”). For any portion of an Operating Year less than a full twelve (12) month period occurring within the Term, Tenant’s Expense Payment shall be prorated on a per diem basis.

i.              Such Tenant’s Expense Payment shall be paid in the following manner:

(1)  Beginning on January 1, 2017, and continuing thereafter during each Operating Year during the Term on the first day of each month until receipt of the next Operating Expense Statement, Tenant will pay Landlord an amount set by Landlord sufficient to pay Landlord’s estimate (reasonably based on the actual Operating Expenses for the preceding Operating Year and Landlord’s projections of any anticipated increases or decreases thereof) of Tenant’s Expense Payment for the current Operating Year (or remaining portion thereof) (the “Monthly Operating Expense Estimate”). The Monthly Operating Expense Estimate for a period less than a full calendar month shall be duly prorated.

(2)  Following the end of each Operating Year, Landlord shall furnish Tenant an Operating Expense Statement setting forth the information described in Section 8(a)(ii) above. Within fifteen (15) days following the receipt of such Operating Expense Statement (the “Expense Share Date”) Tenant shall pay to Landlord: (i) the amount by which the Tenant’s Expense Payment for the Operating Year (or portion thereof) covered by the Operating Expense Statement exceeds the aggregate of Monthly Operating Expense Estimates paid by Tenant with respect to such Operating Year (or portion thereof); and (ii) the amount by which the Monthly Operating Expense Estimate for the current Operating Year as shown on the Operating Expense Statement multiplied by the number of months elapsed to date in the current Operating Year (including the month in which payment is made) exceeds the aggregate amount of payments of the Monthly Operating Expense Estimate theretofore made in the Operating Year in which the Operating Expense Statement is issued. Landlord shall diligently endeavor to furnish Tenant an Operating Expense Statement not later than one hundred and twenty (120) days following the end of each Operating Year.

(3)  On the first day of the first month following receipt by Tenant of any annual Operating Expense Statement and continuing thereafter on the first day of each succeeding month until the issuance of the next ensuing Operating Expense Statement, Tenant shall pay Landlord the amount of the Monthly Operating Expense Estimate shown on the Operating Expense Statement.

(4)  If on any Expense Share Date Tenant’s payments of the installments of the Monthly Operating Expense Estimate for the preceding year’s Operating Expenses are greater than Tenant’s Expense Payment for such preceding Operating Year, Landlord shall credit Tenant with any excess, which credit may be offset by Tenant against next due installments of Rent. If the Term expires prior to the Expense Share Date for the applicable Operating Year and if Tenant’s payments of Monthly Operating Expense Estimate either exceed or are less than Tenant’s Expense Payment, Landlord shall send the Operating Expense Statement to Tenant, and an appropriate payment from Tenant to Landlord or refund from Landlord to Tenant shall be made on the Expense Share Date. The provisions of this Section 8(b)(i)(4) shall remain in effect notwithstanding any termination of this Lease; provided however, that if upon termination of this Lease Tenant owes Landlord any sums under this Lease (for Rent or otherwise), Landlord shall have the right to reduce the amount of any refund due Tenant under this Section 8(b)(i)(4) against such sums owed by Tenant to Landlord.

ii.             Any Operating Expense Statement or other notice from Landlord pursuant to this Section 8 shall be deemed approved by Tenant as correct unless, within sixty (60) days after the furnishing thereof, Tenant shall notify Landlord in writing that it disputes the correctness of the Operating Expense Statement or other notice, specifying in detail the bases for such assertion. Notwithstanding any dispute concerning any Operating Expense Statement or other notice, Tenant shall continue to make payments in accordance with said Operating Expense Statement or other notice pending the resolution of such dispute.

c.     Cam Cap. Notwithstanding any provision of this Lease to the contrary, for the calendar year commencing on January 1, 2017 and each year thereafter during the Term, Controllable Operating Expenses charged as part of Operating Expenses for any calendar year shall be subject to and limited by a cap (the “Cam Cap”), which cap shall equal the aggregate amount of all Controllable Operating Expenses that were charged as part of Operating Expenses for the prior calendar year or with respect to the Base Year were included in the determination of Operating Expenses for the Base Year, as increased by 3%.

9.   Interest and Late Charge. Landlord may charge a late payment charge of five percent (5%) of any installment of Fixed Basic Rent or Additional Rent that is not paid within ten (10) days of the due date thereof. Any amount due from Tenant to Landlord which is not paid when due shall bear interest (“Interest” or “interest”) at an interest rate equal to the Prime Rate published from time to time in the Money Rates column of the Wall Street Journal plus two percent (2%) (or, if lower, the highest rate then allowed under the usury laws of the Commonwealth of Pennsylvania) from the date due until the date paid. The right of Landlord to charge a late charge and to charge interest with respect to past due amounts is in addition to Landlord’s rights and remedies upon an Event of Default.

10.  Insurance

a.    Tenant’s Insurance.

i.              Tenant covenants and represents, such covenants and representations being specifically designed to induce Landlord to execute this Lease, that during the entire Term, at its sole cost and expense, Tenant shall obtain, maintain, and keep in full force and effect the following insurance:

(1)  “All Risk” property insurance against fire, theft, vandalism, malicious mischief, sprinkler leakage, and such additional perils as are now, or hereafter may be, included in a “Special Coverage form” from time to time in general use in the Commonwealth of Pennsylvania upon property of every description and kind owned by Tenant and or under Tenant’s care, custody, or control located within the Premises or for which Tenant is legally liable, including by way of example and not by way of limitation, furniture, fixtures, fittings, installations, and any other personal property (but excluding the Premises Work done by Landlord in connection with Exhibit C which is owned by Landlord) in an amount equal to the full replacement cost thereof with reasonable deductible amounts.

(2)  Commercial General Liability Insurance coverage to include bodily injury, property damage, personal injury with limits of (a) One Million and 00/100 Dollars ($1,000,000.00) each occurrence: Two Million and 00/100 Dollars ($2,000,000.00) General Aggregate (Per Location if covered on blanket policy applying to multiple locations); One Million and 00/100 Dollars ($1,000,000.00) Products and completed Operations Aggregate; One Million and 00/100 Dollars ($1,000,000.00) Personal and Advertising Injury insuring against operations hazard, contractual liability, products and completed operations liability naming Landlord and Landlord’s mortgagee and ground lessors (if any) as additional insureds with such commercially reasonable increases as Landlord may request from time to time.

(3)  Workers’ Compensation coverage statutory as required by state of domicile and Employer’s Liability coverage with limits of Five Hundred Thousand and 00/100 Dollars ($500,000.00) each accident; Five Hundred Thousand and 00/100 Dollars ($500,000.00) each person by disease; Five Hundred Thousand and 00/100 Dollars ($500,000.00) policy limit by disease.

(4)  Umbrella or Excess Liability not limited to but at least Three Million and 00/100 Dollars ($3,000,000.00) each occurrence and Three Million and 00/100 Dollars ($3,000,000.00) aggregate including Landlord and Landlord’s mortgagee and ground lessors (if any) as additional insureds.

(5)  Any other form or forms of insurance or any increase in the limits of any of the aforesaid enumerated coverages or other forms of insurance as Landlord or the mortgagees or ground lessors (if any) of Landlord may reasonably require from time to time if said coverage and/or limits become less than that commonly maintained by first class office building tenants in the metropolitan Philadelphia area.

ii.            All property insurance policies shall be taken out with insurers rated A (or if such ratings are not in effect, the equivalent thereof) by Best Rating Service, or any successor thereto (or if there be none, an organization having a National reputation) who are licensed to do business in the state in which the Property is located. A certificate evidencing such insurance shall be delivered to Landlord prior to the Commencement Date hereof. Such insurance policy or certificate will provide an undertaking by the insurers to notify Landlord and the mortgagees or ground lessors (if any) of Landlord in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation, or other termination thereof. The aforesaid insurance shall be written with commercially reasonable deductibles.

iii.           Tenant agrees that it will not keep or use or offer for sale (if sales of goods is a permitted use pursuant to this Lease) in or upon the Premises or within the Property any article which may be prohibited by any insurance policy in force from time to time covering the Property or Premises. In the event Tenant’s occupancy or conduct of business in or on the Premises or Property, whether or not Landlord has consented to the same, results in any increase in premiums for insurance carried from time to time by Landlord with respect to the Building, the Property or the Premises, Tenant shall pay such increase in premiums as Additional Rent within thirty (30) days after being billed therefor by Landlord. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Building, the Property or Premises.

b.    Landlord’s Insurance. Landlord covenants and agrees that throughout the Term it will (i) insure the Property and the Building (excluding any property of Tenant with respect to which Tenant is obligated to insure pursuant to Section 10(a)(i)(l) above) against “All Risks” or equivalent property insurance against fire, theft, vandalism, malicious mischief, sprinkler leakage, and such additional perils as are now, or hereafter may be, included in a ’’Special coverage form” that from time to time in general use in the Commonwealth of Pennsylvania, including windstorm and flood, in an amount equal to the full replacement cost of the Building; and (ii) maintain commercial general liability insurance with respect to the Building and the Property in such reasonable amounts with such reasonable deductibles as required by any mortgagee or ground lessor, or, if none, as would be carried by a prudent owner of a first class office building in the area. In addition, Landlord shall maintain and keep in force and effect during the Term, rental income insurance insuring Landlord against abatement or loss of Fixed Basic Rent, including items of Additional Rent, in case of fire or other casualty similarly insured against, in an amount at least equal to the Fixed Basic Rent and Additional Rent during, at the minimum, one (1) Lease Year hereunder. Landlord may, but shall not be obligated to, take out and carry any other forms of insurance as it or the mortgagee or ground lessor (if any) of Landlord may require or reasonably determine available. All insurance carried by Landlord on the Building and the Property or in connection with its ownership or operation thereof shall be included as an Operating Expense pursuant to Section 8. Notwithstanding its inclusion as an Operating Expense or any contribution by Tenant to the cost of insurance premiums by Tenant as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord although Landlord shall use such proceeds in the repair and reconstruction of the Building, the Property, and the Premises. Landlord will not carry insurance of any kind on Tenant’s furniture or furnishings, or on any fixtures, equipment, appurtenances, or improvements of Tenant under this Lease (other than the improvements being performed by Landlord for Tenant prior to the Commencement Date, all of which shall be insured by Landlord), and Landlord shall not be obligated to repair any damage thereto or replace the same.

c.    Waiver of Subrogation. Any policy or policies of fire, extended coverage, or other property insurance, which either party obtains in connection with the Premises, Building,

or Property shall include a clause or endorsement denying the insurer any rights of subrogation against the other party (i.e., Landlord or Tenant) for all perils covered by such policy. Should such waiver not be available then the policy for which the waiver is not available must name the other party as an additional insured affording it the same coverage as that provided the party obtaining such coverage. Any provision of this Lease to the contrary notwithstanding, Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise (a) from any and all liability for any loss or damage to the property of the releasing party; (b) for any loss or damage that may result, directly or indirectly, from the loss or damage to such property (including rental value and business interruption); and (c) from legal liability for any loss or damage to property (no matter who the owner of the property may be), all to the extent that the releasing party’s loss or damage is insured or was required to be insured under the terms of this Lease, even if such loss or damage or legal liability shall be caused by or result from the fault or negligence of the other party or anyone for whom such party may be responsible and even if the releasing party is self-insured in whole or in part or the amount of the releasing party’s insurance is inadequate to cover the loss or damage or legal liability. It is the intention of the parties that Landlord and Tenant shall look solely to their respective insurance carriers for recovery against any such property loss or damage or legal liability, without such insurance carriers having any rights of subrogation against the other party.

11.  Repairs and Maintenance.

a.    Tenant shall, throughout the Term, and at Tenant’s sole cost and expense subject to Sections 11(b) below and 10(c) above, keep and maintain the Premises in a neat and orderly condition; and, upon expiration of the Term or earlier termination of this Lease, Tenant shall leave the Premises in a neat, orderly, and broom clean condition, reasonable wear and tear, damage by fire or other casualty alone excepted. Subject to Section 10(c) above, Tenant shall be responsible for repair of damage to the Premises caused by Tenant, its agents and contractors and their respective employees. Tenant shall not permit any waste to the Premises. Tenant shall not use any portion of the Common Facilities for other than their intended use as reasonably specified by Landlord from time to time.

b.    Landlord shall, throughout the Term, make all necessary repairs to the structural elements and Building operating systems and exterior windows and doors of the Premises and other improvements located on the Property (other than, but subject to Section 10(c), repair of damage to the Premises caused by Tenant, its agents and contractors and their respective employees); provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair and provided further that Landlord shall not be obligated to repair any tenant improvements or Building systems which are not included as part of Premises Work (as set forth in the Work Letter). Landlord shall make any applicable repairs promptly upon receiving Tenant’s written notice of the need for such repair. All costs and expenses incurred by Landlord in connection with Landlord’s obligations under this Section 11(b) shall be included in Operating Expenses unless such expense is expressly excluded from the definition of Operating Expenses.

c.    Landlord shall keep and maintain or cause the Association to keep and maintain all Common Facilities of the Property and any sidewalks, parking areas, curbs, and access ways adjoining the Property in a clean and orderly condition, free of accumulation of dirt and rubbish, snow and ice, and shall keep and maintain all landscaped areas within the Property in a neat and orderly condition. All costs and expenses incurred by Landlord in connection with Landlord’s obligations under this Section 11(c) shall be included in Operating Expenses unless such expense is expressly excluded from the definition of Operating Expenses.

12.  Utilities and Services.

a.    HVAC.

i.              The heating, ventilating, and air conditioning for the Building (including both Common Facilities and portions of the Building which are leased to tenants) is provided through an electrically operated package unit system (the “HVAC System”). As provided in Section 12(b) below, the costs of electrical service for the HVAC System are payable by Tenant, to the extent allocable to heating, ventilating, and cooling of the Premises as well as to the extent allocable to heating, ventilating, and cooling of the Common Facilities in the Building. Landlord shall maintain and repair the HVAC System, and the cost thereof shall be included in Operating Expenses.

ii.             If Tenant requires supplementary heating, ventilating, or air conditioning for its Premises, Tenant shall pay all costs in connection with the installation and operation thereof. If Tenant requires HVAC service outside of the Building’s Business Hours (as defined below), Tenant shall notify the property manager by 2:00 p.m. on the preceding business day and shall pay all costs associated with such after-hours service at Landlord’s actual cost of operation without mark-up within ten (10) days after delivery of a statement from Landlord for the amount due.

b.   Electric.

i.             At Tenant’s cost and expense, Landlord shall furnish electrical service sufficient for (a) customary office lighting levels and operation of desktop portable office equipment, (b) the operation of those package units of the HVAC System which service the Premises, and (c) any special electrical requirements set forth in the Premises Plans.

ii.             Tenant agrees that its consumption of electric energy will be submetered by Landlord, or if no submeter shall be installed, Landlord shall reasonably calculate Tenant’s consumption of electricity. Landlord shall compute the cost of the electricity used by Tenant on the basis of the rate paid by Landlord to the utility company (including all demand costs, surcharges, taxes, fuel adjustments, transfer charges and similar charges paid by Landlord to such utility) and shall bill the amount to Tenant. Upon request of Tenant, Landlord shall provide to Tenant copies of any such utility bills. Tenant shall pay Landlord all such charges as Additional Rent within ten (10) days after delivery of a statement from Landlord for the amount due. Tenant acknowledges that some of the package units of the HVAC System which service the Premises may now or in the future service other portions of the Building, and that, accordingly, Tenant’s use thereof may not be separately submetered. Landlord shall allocate the electrical costs associated with operation of any such package units based upon the square footage serviced by such units, or in accordance with such other method as Landlord shall determine to be reasonable. Landlord, at its option, in lieu of such charges to Tenant for Tenant’s actual electrical usage, may bill Tenant a monthly estimate of such electric charges, subject to annual reconciliation based on actual usage per Tenant’s submeter. Tenant shall pay Landlord the cost of such electrical energy, as so calculated on a monthly basis, as Additional Rent, together with the payment of Fixed Basic Rent.

iii.           Tenant shall be billed its proportionate share of charges for electricity (including any taxes on such service) for the Common Facilities of the Building, as well as Tenant’s proportionate share of the costs of electrical service for the HVAC System allocable to heating, ventilating, and cooling of the Common Facilities in the Building, as reasonably determined by Landlord by proration or otherwise, and at the same rate as Tenant would pay directly to the utility company for providing such service. All such charges for such service shall be due and payable by Tenant within ten (10) days after receiving bills therefor from Landlord.

iv.           Tenant agrees that if, in the future, it is required by the Pennsylvania Public Utility Commission or by a Federal or state law or by applicable tariff as a necessary condition to the supply of electric energy to the Premises or any part thereof, to become the direct customer of the applicable utility, Tenant will do so.

v.            Tenant’s use of electric energy shall not at any time exceed the safe capacity of the electric conductors, wiring, or equipment in or serving the Premises.

vi.           Landlord shall promptly replace light bulbs and tubes upon notice from Tenant. The cost of replacement light bulbs, tubes, lamps, and ballasts, plus the labor cost for such replacement, shall be paid by Tenant as Additional Rent within ten (10) days after delivery of a statement from Landlord for the amount due.

c.   Water. Landlord shall provide hot and cold water for normal lavatory purposes. If Tenant requires water for additional purposes, Landlord may, at Tenant’s expense, install meters to measure the water used by Tenant for such additional purposes. Landlord shall compute the cost of the water used by Tenant for such additional purposes and shall bill such amount to Tenant on a monthly basis. Tenant shall pay Landlord all such charges as Additional Rent within ten (10) days after delivery of a statement from Landlord for the amount due.

d.   Elevator Service. Landlord shall provide normal elevator service during Business Hours and shall provide limited elevator service at other times. Landlord shall provide freight elevator service at reasonable times. “Business Hours” shall mean Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturday from 9:00 a.m. to 1:00 p.m.

e.   Janitorial Service to the Premises.

i.              Landlord shall provide janitorial service to the Premises, including general cleaning and trash removal, Monday through Friday (excluding Holidays), after Business Hours, in accordance with standards set forth on Exhibit E attached hereto.

ii.             If Tenant requires janitorial services in excess of those provided by Landlord, Tenant shall arrange for such additional services through Landlord, and shall pay

Landlord for such additional services within thirty (30) days after delivery of a statement from Landlord for the amount due.

f.    Cleaning, Maintenance and Repair by Landlord.

i.             Landlord shall make all necessary repairs to the following components of the Building promptly after notice from Tenant or otherwise as necessary:

(1) the exterior windows, walls, and other structural parts of the Premises and the Building;

(2) the base building plumbing, the HVAC System, and any other mechanical or electrical systems;

(3) the roof of the Building; and

(4) the Common Facilities.

ii.            Landlord’s obligations under this Section 12(f) are subject to the following limitations:

(1) Landlord shall not be obligated to make any repair until the expiration of a reasonable period of time after becoming aware (by notice from Tenant or otherwise) that such repair is needed. Tenant shall give Landlord prompt written notice of the need for any repair.

(2) Tenant shall reimburse Landlord for all reasonable, actual costs and expenses of repairing and replacing all damage or injury to the Building caused by the negligence or willful misconduct of Tenant or any of its employees, agents, invitees, licensees, subtenants, or contractors (each a “Tenant Party”). Such costs and expenses shall be payable as Additional Rent and shall be paid by Tenant within thirty (30) days after delivery of a statement from Landlord for the amount due.

(3) Landlord shall not be liable for any injury to or interference with Tenant’s business arising from the making of any repairs, alterations, additions, or improvements in or to the Premises or the Building or to any appurtenances or equipment in the Premises or the Building. Landlord shall reasonably endeavor to minimize any injury to or interference with Tenant’s business while making any repairs, alterations, additions, or improvements in or to the Premises or the Building or to any appurtenances or equipment in the Premises or the Building.

iii.            Landlord will operate and maintain the Common Facilities on the Property in a condition consistent with common facilities in comparable suburban office parks. Without limiting the generality of the foregoing, Landlord shall (a) keep the Common Facilities in a reasonably clean and orderly condition; (b) maintain all landscaped areas on the Property; and (c) keep all parking areas, roadways, sidewalks on the Property reasonably free of ice and snow, and repave, repair, and restripe as needed.

g.   Costs of Performance. All costs incurred by Landlord in the performance of its obligations under this Section 12 shall be included as part of Operating Expenses, except for the cost of providing electrical service pursuant to Section 12(b), which is paid separately by Tenant.

h.   Interruption of Services.

i.              Tenant acknowledges that the services which Landlord has agreed to provide pursuant to this Lease may be subject to certain slowdowns, interruptions, and stoppages for various reasons, including without limitation the following:

(1) voluntary agreements between Landlord and governmental bodies and regulatory agencies;

(2) maintenance, repair replacement, or alteration of any equipment involved in furnishing such services;

(3) fire or other casualty, emergency, accident, or act of God;

(4) strikes, lockouts, labor controversies;

(5) fuel or utility shortages or unavailability of parts, material, or labor; and

(6) other causes not within the reasonable control of Landlord.

ii.            No such slowdown, interruption, or stoppage of services, shall:

(1) impose any liability on Landlord or give rise to any claim for damages against Landlord (including, without limitation, any claim for damages by reason of loss of profits, business interruption, or other consequential damages);

(2) constitute a default by Landlord under this Lease or relieve Tenant from the performance of its obligations under this Lease;

(3) entitle Tenant to any abatement or reduction in Rent; or

(4) give rise to a claim in Tenant’s favor that such absence of services constitutes actual or constructive eviction or renders the Premises untenantable.

13.  Governmental Regulations. Tenant shall comply with all laws, ordinances, notices, orders, rules, regulations, and requirements of all federal, state, and municipal government or any department, commission, board, or officer thereof, or of the National Board of Fire Underwriters or any other body exercising similar functions, relating to its use and occupancy of the Premises. Tenant shall not knowingly do or commit, or suffer to be done or committed anywhere in the Building, any act or thing contrary to any of the laws, ordinances, regulations, and requirements referred to in this Section. Tenant shall give Landlord prompt written notice of any accident in the Premises and of any breakage, defect, or failure in any of the systems or equipment servicing the Premises or any portion of the Premises.

14.  Alterations, Additions and Fixtures.

a.           Tenant shall have the right to install in the Premises any trade fixtures; provided, however, that no such installation and no removal thereof shall be permitted which affects any structural component or operating system of the Building or Premises and that Tenant shall repair and restore any damage or injury to the Premises or the Property caused by installation or removal.

b.           Tenant shall not make or permit to be made any alterations, improvements, or additions to the Premises or Property without on each occasion first presenting plans and specifications to Landlord and obtaining Landlord’s prior written consent, which shall not be unreasonably withheld or delayed, but may be conditioned upon compliance with reasonable requirements of Landlord as provided in this Lease. If Landlord consents to any proposed alterations, improvements, or additions, then Tenant at Tenant’s sole cost and expense, may make the proposed alterations, improvements, and additions provided that: (i) Tenant supplies any necessary permits and approvals; (ii) such alterations and improvements do not, in Landlord’s reasonable judgment, impair the structural strength of the Building or any other improvements or reduce the value of the Property and are at least equal in quality to the tenant improvements installed as part of the Premises Work; (iii) Tenant takes or causes to be taken all steps that are otherwise required by Section 15 of this Lease and that are required or permitted by law in order to avoid the imposition of any mechanic’s, laborer’s or materialman’s lien upon the Premises or the Property; (iv) Tenant uses a contractor approved by Landlord such approval not to be unreasonably withheld, conditioned, or delayed, so long as such contractor shall not disturb labor relations with or interfere with Landlord’s employees, agents, contractors, or subcontractors; (v) the occupants of the Building and of any adjoining real estate owned by Landlord are not unreasonably annoyed or disturbed by such work; (vi) the alterations, improvements, or additions shall be installed in accordance with the approved plans and specifications and completed according to a construction schedule approved by Landlord such approval not to be unreasonably withheld, conditioned, or delayed; and (vii) Tenant provides insurance of the types and coverage amounts required by Landlord. Any and all alterations, improvements, and additions to the Premises which are constructed, installed, or otherwise made by Tenant shall be the property of Tenant until the expiration or sooner termination of this Lease; at that time all such alterations and additions shall remain on the Premises and become the property of Landlord without payment by Landlord unless, upon the termination of this Lease, Landlord instructs Tenant in writing to remove the same in which event Tenant will remove such alterations, improvements, and additions, and repair and restore any damage to the Property or the Premises caused by the installation or removal. Notwithstanding anything to the contrary contained in this Lease, Landlord may withhold its approval to any proposed alterations, additions, or improvements to the Premises in its absolute and sole discretion with respect to any such alteration, addition, or improvement which Landlord determines involves any modification to the Building’s exterior or its structural, electrical, mechanical, or plumbing systems, or any components thereof.

15.  Mechanic’s Liens.

a.   Tenant covenants that it shall not (and has no authority to) create or allow any encumbrance against the Premises, the Property, or any part of any thereof or of Landlord’s interest therein.

b.   Tenant covenants that it shall not suffer or permit to be created, or to remain, any lien or claim thereof (arising out of any work done or services, material, equipment, or supplies furnished for or at the request of Tenant or by or for any contractor or subcontractor of Tenant, other than such furnished by Landlord) which is or may become a lien upon the Premises, the Property, or any part of any thereof or the income therefrom or any fixture, equipment or similar property therein.

c.   If any lien or claim shall be filed, Tenant shall within ten (10) days of obtaining knowledge or receiving notice thereof, cause the same to be discharged of record by payment, deposit, bond, or otherwise. If Tenant shall fail to cause such lien or claim to be discharged and removed from record within that period, then, without obligation to investigate the validity thereof and in addition to any other right or remedy Landlord may have, Landlord may, but shall not be obligated to, contest the lien or claim or discharge it by payment, deposit, bond, or otherwise; and Landlord shall be entitled, if Landlord so decides, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest and costs. Any amounts so paid by Landlord and all costs and expenses, including attorneys’ fees, incurred by Landlord in connection therewith, together with Interest from the respective dates of Landlord’s making of the payment or incurring of the cost or expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within ten (10) days following Landlord’s demand therefor.

d.   Notwithstanding anything to the contrary in this Lease or in any other writing signed by Landlord, neither this Lease nor any other writing signed by Landlord shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration, or repair to be done, or caused to be done, by Tenant is or was in fact for the immediate use and benefit of Landlord. Further, notwithstanding anything contained herein to the contrary, nothing contained in or contemplated by this Lease shall be deemed or construed in any way to constitute the consent or request on the part of Landlord for the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises or the Property or any part of any thereof, nor as giving Tenant any right, power, or authority to contract for or permit the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises, the Property or any part of any thereof.

16.  Negative Covenants of Tenant.

a.   System Changes. Supplementing the provisions of Section 14 above, Tenant shall not install any equipment of any kind or nature whatsoever which would or could, in Landlord’s judgment, necessitate any change, replacement, or addition to (or which might cause damage to) the plumbing, heating, air-conditioning, or electrical systems serving the Premises or any other portion of the Building without the prior written consent of Landlord. In the event such consent is granted, all costs in connection with such changes, replacements, or additions shall be paid for by Tenant in advance.

b.   Sales. Without the prior written consent of Landlord, Tenant shall not exhibit, sell, or offer for sale (or permit the exhibition, sale, or offering for sale) in the Premises, or at the Property, any article or thing except those articles and things connected with the Permitted Use of the Premises by Tenant.

c.   Prohibited Uses. Tenant will not make or permit to be made any use of the Premises or any part thereof which would violate any of the covenants, agreements, terms, provisions, and conditions of this Lease or which directly or indirectly is forbidden by public law, ordinance, or governmental regulation or which may be dangerous to life, limb, or property or which may invalidate or increase the premium cost of any policy of insurance carried on the Property or covering its operation or which will suffer or permit the Premises or any part thereof to be used in any manner or which would permit anything to be brought into or kept therein which, in the judgment of Landlord, would in any way impair the character, reputation or appearance of the Building as a high quality office building or which would impair or interfere with any of the services performed by Landlord for the Building or which could threaten the safety of the Building or any of its occupants.

d.   Signs. Except as provided in Section 25, Tenant shall not display, inscribe, print, paint, maintain, or affix on any place in or about the Premises or the Property any sign, notice, legend, direction, figure, or advertisement, except on the doors of the Premises and on the directory board of the Building and then only such name(s) and matter, and in such color, size, style, place, and materials, as shall first have been approved in writing by Landlord. The listing by Landlord of any name other than that of Tenant, whether on the doors of the Premises, on the directory of the Building or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises or be deemed to be the written consent of Landlord mentioned in Section 24 hereof, it being expressly understood that any such listing is a privilege extended by Landlord and revocable at will by written notice to Tenant.

e.   Advertising. Without Landlord’s prior written consent in each instance, Tenant shall not: (1) advertise the business, profession, or activities of Tenant conducted at the Premises in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession, or activities; or (2) use the name of the Building for any purpose other than that of the business address of Tenant; or (3) use any picture or likeness of the Building in any circulars, notices, advertisements, or correspondence; or (4) advertise or otherwise notify third parties that the Premises or any part therefore are available for lease or sublease.

f.    Locks. Locks or similar devices may only be attached to or removed from any door or window in the Premises with Landlord’s prior written consent.

g.   Hazardous Substances.

i.              Tenant represents, warrants, and covenants that (1) the Premises shall not be used by Tenant or its employees, licensees, agents, sublessees, or contractors (collectively, “Tenant Parties”) for any dangerous, noxious, or offensive trade or business and that Tenant Parties will not cause or maintain a nuisance there; (2) Tenant Parties shall not bring, generate, treat, store, or dispose of Hazardous Substances (as hereinafter defined) at the Premises; (3) Tenant Parties shall at all times comply with all Environmental Laws (as hereinafter defined) and shall cause the Premises to comply; and (4) Tenant shall keep the Premises free of any lien imposed pursuant to any Environmental Laws by reason of Tenant’s breach of any of the foregoing warranties and covenants. “Premises” for purposes of this section shall include the Building and the Property including parking areas.

ii.             Tenant warrants that it shall promptly deliver to Landlord, (i) copies of any documents received from the United States Environmental Protection Agency and/or any state, county, or municipal environmental or health agency concerning Tenant’s operations upon the Premises, (ii) copies of any documents submitted by Tenant to the United States Environmental Protection Agency and/or any state, county, or municipal environmental or health agency concerning its operations on the Premises, including but not limited to copies of permits, licenses, annual filings, and registration forms, and (iii) upon the request of Landlord, Tenant shall provide Landlord with evidence of compliance with Environmental Laws.

iii.            At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of any and all Environmental Defaults (defined below).

iv.            An “Environmental Default” shall mean the occurrence of any one (1) or more of the following: (1) a breach of Tenant’s warranty contained in Section 16(g)(i), above, (2) a release, spill, or discharge of a Hazardous Substance on or from the Premises by any Tenant Parties, or (3) the discovery of an environmental condition requiring response which violation, release, or condition is attributable to the acts or omissions of any Tenant Parties, or (4) Tenant conducts or commissions a study or other investigation concerning the environmental conditions in or of the Premises, including compliance thereof with applicable Environmental Laws, without Landlord’s prior written consent, or (5) an emergency environmental condition caused by or attributable to any Tenant Parties. Upon occurrence of an Environmental Default, Landlord shall have the right, but not the obligation, to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the violation, release, or environmental condition, or if Landlord deems it necessary, then Landlord may perform, at Tenant’s expense, any lawful actions necessary to address the violation, release, or environmental condition.

v.             Tenant shall indemnify, defend (with counsel reasonably approved by Landlord) and hold Landlord and Landlord’s affiliates, shareholders, directors, officers, employees, and agents harmless from and against any and all claims, judgments, damages (including consequential damages), penalties, fines, liabilities, losses, suits, administrative proceedings, costs and expense of any kind or nature, known or unknown, contingent or otherwise, which arise at any time during or after the Term (including, but not limited to, attorneys’, consultant, laboratory, and expert fees and including without limitation, diminution in the value of the Building or Property, damages for the loss or restriction on use of rentable space or of any amenity of the Building, Property or Park, and damages arising from any adverse impact on marketing of space in the Building), arising from or related to the occurrence of one (1) or more Environmental Defaults during the Term.

vi.           Definitions.

(1) “Hazardous Substances” means, (i) asbestos and any asbestos containing material, and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Laws or any applicable laws or regulations as a “hazardous substance”, “Hazardous Material”, “hazardous waste,” “infectious waste”, “toxic substance”, “toxic pollutant” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity; (ii) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; and (iii) petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), and medical waste.

(2) “Environmental Laws” collectively means and includes all present and future laws and any amendments thereto (whether common law, statute, rule, order, regulation or otherwise), permits, and other requirements or guidelines of governmental authorities applicable to the Premises and relating to the environment and environmental conditions or to any Hazardous Substance (including, without limitation, CERCLA, 42 U.S.C. §9601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §5101, et seq., the Federal Water Pollution Control Act, 33 U.S.C, §1251, et seq., the Clean Air Act, 42 U.S.C. §7401, et seq., the Toxic Substances Control Act, 15 U.S.C. §2601, et seq., the Safe Drinking Water Act, 42 U.S.C. §300f, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. §11001, et seq., and any so-called “Super Fund” or “Super Lien” law, any law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local laws and regulations, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene, or public health or safety).

(3) Survival. The provisions of this Section 16(g) shall survive any termination of this Lease or the expiration of the Term.

h.   Floor Load. Tenant shall not place or permit to be placed upon any floor of the Premises any item of any nature the weight of which shall exceed such floor’s rated floor load limit of 100 pounds per square foot live load unless additional floor loads are approved in writing by Landlord in advance.

17.  Landlord’s Right of Entry.

a.    Tenant shall permit Landlord and the authorized representatives of Landlord and of any mortgagee or any prospective mortgagee to enter the Premises at all reasonable times, with prior notice to Tenant, for the purpose of (i) inspecting the Premises or (ii) making any necessary repairs to the Premises or to the Building and performing any work therein. During the progress of any work on the Premises or the Building, Landlord shall reasonably endeavor to minimize any injury to or interference with Tenant’s business while inspecting the Premises or making any repairs, alterations, additions, or improvements in or to the Premises or the Building or to any appurtenances or equipment in the Premises or the Building, but shall not be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant by reason of making any repair or by bringing or storing materials, supplies, tools, and equipment in the Premises during the performance of any work, and the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever.

b.   Landlord shall have the right at all reasonable times, with prior notice to Tenant, to enter and to Exhibit the Premises for the purpose of inspection or showing the Premises in connection with a sale or mortgage and, during the last twelve (12) months of the Term, to enter upon and to Exhibit the Premises to any prospective tenant.

c.   If during the last six (6) months of the Term, the Premises are vacated or abandoned by Tenant, Landlord shall be permitted to show the Premises at any time and to prepare the Premises for re-occupancy, including the demolition, alteration, and reconstruction of tenant improvements therein provided, however, nothing herein shall relieve Tenant of its obligation to pay Rent in accordance with the terms of this Lease.

18.  Damage by Fire or Other Casualty.

a.   If the Premises or Building is damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord whereupon Landlord shall, subject to the consent of Landlord’s present or future mortgagee and to the conditions set forth in this Section 18, repair, rebuild, or replace such damage and restore the Premises to substantially the same condition as the Premises were in immediately prior to such damage or destruction; provided, however, that Landlord shall only be obligated to restore such damage or destruction to the extent of the proceeds of fire and other extended coverage insurance policies. Notwithstanding the foregoing, if the Premises is destroyed or damaged to the extent that in Landlord’s reasonable judgment the Premises cannot be repaired or restored within one hundred eighty (180) days after such casualty, Landlord may terminate this Lease by written notice to Tenant within ninety (90) days after the date of such casualty.

b.   The repair, rebuilding, or replacement work shall be commenced promptly and completed with due diligence, taking into account the time required by Landlord to effect a settlement with, and procure insurance proceeds from, the insurer, and for delays beyond Landlord’s reasonable control.

c.   The net amount of any insurance proceeds recovered by reason of the damage or destruction of the Building (meaning the gross insurance proceeds excluding proceeds received pursuant to a rental coverage endorsement and the cost of adjusting the insurance claim and collecting the insurance proceeds) shall be applied towards the cost of restoration. Notwithstanding anything to the contrary in this Lease, if in Landlord’s reasonable opinion the net amount of insurance proceeds will not be adequate to complete such restoration, Landlord shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto by sending a written notice of such termination to Tenant specifying a termination date no less than ten (10) days after its transmission; provided, however, that Tenant may require Landlord to withdraw the notice of termination by agreeing to pay the cost of restoration in excess of the net insurance proceeds and by giving Landlord adequate security for such payment prior to the termination date specified in Landlord’s notice of termination. If the net insurance proceeds are more than adequate, the amount by which the net insurance proceeds exceed the cost of restoration will be retained by Landlord or applied to repayment of any mortgage secured by the Property.

d.   Notwithstanding the foregoing, Landlord’s obligation or election to restore the Premises under this section or to terminate this Lease shall be subject to the terms of any present or future mortgage affecting the Premises and to the mortgagee’s consent if required in the mortgage and shall not, in any event, include the repair, restoration, or replacement of the fixtures, improvements, alterations, furniture, or any other property owned, installed, made by, or in the possession of Tenant.

e.    If Tenant is dispossessed of the Premises due to fire or other casualty, Tenant will receive a pro-rata abatement of its Fixed Basic Rent during the period Tenant is dispossessed to the extent of such dispossession.

19.  Non-Abatement of Rent. Except as otherwise expressly set forth in this Lease, there shall be no abatement or reduction of the Fixed Basic Rent, Additional Rent, or other sums payable under this Lease for any cause whatsoever and this Lease shall not terminate, nor shall Tenant be entitled to surrender the Premises, in the event of fire, casualty, or condemnation, or any default by Landlord under this Lease.

20.  Indemnification. Unless such loss, costs, or damages were caused by the negligence or willful misconduct of Landlord or its employees, agents, or contractors, Tenant hereby agrees to indemnify, defend, and hold Landlord and its employees, agents, and contractors harmless from any loss, costs, and damages (including reasonable attorney’s fees and costs) suffered by Landlord, its agents, employees, or contractors, as a result of any claim by a third party, its agents, employees, or contractors arising from Tenant’s use or occupancy of the Premises. Tenant shall have the right to designate counsel acceptable to Landlord, such approval not to be unreasonably withheld, to assume the defense of any such third party claim on behalf of itself and Landlord. Landlord shall not have the right to settle any claim without the consent of Tenant. This indemnity shall survive the expiration of the Term or earlier termination of this Lease.

21. Eminent Domain.

a.    Total or Partial Taking. In the event of exercise of the power of eminent domain whereby:

i.              such portion of the Property is taken that access to the Premises is permanently impaired thereby and reasonable alternate access is not provided by Landlord within a time period which is reasonable under the circumstances; or

ii.             all or substantially all of the Premises or the Property is taken; or

iii.            less than substantially all of the Property is taken but Landlord, acting in good faith, determines that it is economically unfeasible to continue to operate the uncondemned portion of the Building as a first-class office building; or

iv.           less than substantially all of the Premises is taken, but Tenant, acting in good faith, determines that because of such taking it is economically unfeasible to continue to conduct its business in the uncondemned portion of the Premises;

v.            then in the case of (i) or (ii), either party, and in the case of (iii), Landlord, and in the case of (iv), Tenant, shall have the right to terminate this Lease as of the date when possession of that part which was taken is required to be delivered or surrendered to the condemning authority; and in such case all Fixed Basic Rent and other charges shall be adjusted to the date of termination. A “taking” as such term, is used in this Section 21 shall include a transfer of title or of any interest in the Property by deed or other instrument in settlement of or in lieu of transfer by operation of law incident to condemnation proceedings.

b.   Tenant’s Waiver. Regardless of whether this Lease shall terminate, Tenant shall have no right to participate or share in any condemnation claim, damage award or settlement in lieu thereof with respect to any taking of any nature; provided, however, that Tenant shall not be precluded from claiming or receiving payment for Tenant’s relocation and moving expenses and the value of Tenant’s improvements as may be permitted under applicable law so long as the amount of same does not reduce the award which Landlord is entitled to receive.

22.  Quiet Enjoyment. Tenant, upon paying the Fixed Basic Rent, Additional Rent, and other charges herein required, and observing and keeping all covenants, agreements and conditions of this Lease, shall quietly have and enjoy the Premises during the Term without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations, and conditions of this Lease and any mortgage to which this Lease shall be subordinate. Landlord and Tenant each acknowledge and agree that this Lease is made and shall continue to be subject and subordinate to the REA, the Declaration, and the declaration of Ellis Preserve.

23.  Rules and Regulations. Landlord hereby reserves the right to prescribe, from time to time, at its sole discretion, reasonable rules and regulations (herein called the “Rules and Regulations”) attached hereto as Exhibit F governing the use and enjoyment of the Premises and the remainder of the Property. The Rules and Regulations shall not materially interfere with Tenant’s use and enjoyment of the Premises in accordance with the provisions of this Lease for the Permitted Use and shall not increase or modify Tenant’s monetary obligations under this Lease. In the event of a conflict between the Lease and such Rules and Regulations, the Lease shall control. Tenant shall comply at all times with the Rules and Regulations and shall cause its agents, employees, invitees, visitors, and guests to do so. Landlord shall not be responsible to Tenant for non-observance or violation of any of the Rules and Regulations by any tenant of the Building, but shall enforce such Rules and Regulations in a uniform manner.

24.  Assignment and Sublease.

a.    In the event Tenant desires to assign this Lease or sublease all or part of the Premises to any other party, Tenant shall provide written notice of the terms and conditions of such assignment or Sublease to Landlord prior to the effective date of any such sublease or assignment, and, prior to such effective date, Landlord shall have the option, exercisable by written notice to Tenant within ten (10) business days of Landlord’s receipt of written notice from Tenant, to recapture (in the case of subletting) that portion of the Premises to be sublet or (in the case of an assignment) all of the Premises (“Recapture Space”) whereupon Tenant shall be fully released from any and all obligations hereunder with respect to the Recapture Space.

b.    In the event that Landlord elects not to recapture the Recapture Space as provided in Section 24(a) above, Tenant may assign this Lease or sublet the whole or any portion of the Premises, subject to Landlord’s prior written consent, not to be unreasonably withheld, conditioned, or delayed, on the basis of the following terms and conditions:

i.             Tenant shall provide to Landlord the following:

(1) The name and address of the proposed assignee or subtenant;

(2) All the terms and conditions of the assignment or subletting;

(3) The nature and character of the business of the proposed assignee or subtenant;

(4) Banking, financial, and other credit information relating to the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the proposed assignee’s or sublessee’s financial responsibility; and

(5) In the event of a subleasing of only a portion of the Premises, plans and specifications for tenant’s layout, partitioning, and electrical installations for the portion of the Premises to be subleased.

ii.            Tenant acknowledges that it shall not be unreasonable for Landlord to withhold its consent if Tenant shall seek to assign or sublet to the following:

(1) To a government or quasi-government agency;

(2) To an entity whose financial or business character is not consistent with the other tenants in the Building;

(3) To an existing tenant of the Building, if such tenant has expansion options in its lease for space in the Building;

(4) To a tenant for a rental rate less than that which Tenant is paying, if the Building is less than eighty-five percent (85%) leased; or

(5) To a tenant or prospect with whom Landlord or an affiliate of Landlord currently is negotiating for space in the Park.

iii.           The assignee or subtenant shall assume, by written instrument, all of the obligations of Tenant as provided by this Lease, and a copy of such assumption agreement shall be furnished to Landlord within ten (10) days of its execution, provided, however, any such subtenants shall only be obligated to assume Tenant’s obligations arising under this Lease with respect to the portion of the Premises sublet. Any sublease shall expressly acknowledge that said subtenant’s rights in and to the Premises shall be no greater than those of Tenant. In addition, any request by Tenant for Landlord’s consent to an assignment or sublease shall not include any option or right of expansion, renewal, first refusal, or any other right or option with respect to the Premises, any other portion of the Building or for any period of time beyond the original Term, Tenant hereby acknowledging that such rights and options, if any, are personal to Tenant.

iv.           Tenant and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Basic Rent and Additional Rent reserved herein, through the entire Term, as the same may be renewed, extended, or otherwise modified.

v.           Tenant and any assignee or subtenant, as applicable, shall promptly pay to Landlord fifty percent (50%) of the positive difference between the rent paid by such subtenant or assignee on a monthly basis and the amount of rent due for such month pursuant to this Lease.

vi.           In any event, the acceptance by Landlord of any rent from the assignee or from any of the subtenants or the failure of Landlord to insist upon a strict performance of any of the terms, conditions, and covenants herein shall not release Tenant herein, nor any assignee or subtenant, from any and all of the obligations to be performed by it in accordance herewith during and for the entire Term.

vii.         Tenant shall pay to Landlord the sum of One Thousand Five Hundred and 00/100 Dollars ($1,500.00) to cover its handling charges for each consent to any sublet or assignment prior to its consideration of the same. Tenant acknowledges that its sole remedy with respect to any assertion that Landlord’s failure to consent to any sublet or assignment is unreasonable shall be the remedy of specific performance and Tenant shall have no other claim or cause of action against Landlord as a result of Landlord’s actions in refusing to consent thereto.

c.   If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of Section 24(a) hereof shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of control of Tenant as if such transfer of stock (or other mechanism) which results in a change of control of Tenant were an assignment of this Lease, and if Tenant is a partnership, limited liability company, or joint venture, said provisions shall apply with respect to a transfer (by one (1) or more transfers) of an interest in the distributions of profits and losses of such partnership, limited liability company, or joint venture (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership or member interests) which results in a change of control of such a partnership, limited liability company, or joint venture, as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture which results in a change of control of such partnership, limited liability company, or joint venture were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant’s assets are transferred or to any corporation which controls or is controlled by Tenant or is under common control with Tenant, provided that in the event of such merger, consolidation, or transfer of all or substantially all of Tenant’s assets (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation, or transfer, or (2) the net worth of Tenant herein named on the date of this Lease; and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord within five (5) business days following the effective date of any such transaction.

d.   Without limiting any of the provisions of this Section 24, if pursuant to the Federal Bankruptcy Code (herein referred to as the “Code”), or any similar law hereafter enacted having the same general purpose, Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year’s Fixed Basic Rent plus an amount equal to the Additional Rent for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant’s obligations under this Lease, to be held and applied in the manner specified for any security deposit required hereunder.

e.   Except as specifically set forth above, no portion of the Premises or of Tenant’s interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, nor shall Tenant pledge its interest in this Lease or in any security deposit required hereunder.

25. Signs.

a.   Landlord shall:

i.              include Tenant’s name on the main lobby Building directory, at Landlord’s expense;

ii.             install Building standard entry signage identifying Tenant at the door of the Premises, at Landlord’s expense.

b.   Tenant shall not install any signs in or on the Premises that are visible outside the Premises without the prior written consent of Landlord. The installation of signs shall be considered an alteration, and Tenant shall comply with the requirements of Section 14 in connection with the installation of signs.

c.   Tenant shall have the right to remove any signs installed by Tenant at the termination of the Term, provided Tenant is then not in default under this Lease after expiration of applicable periods of notice and cure. In addition, Tenant shall be obligated to remove any signs installed by Tenant if Landlord requires that Tenant remove the same. Tenant shall repair and restore any damage to the Premises caused by the installation or removal of any signs, whether such signs are removed at the election of Tenant or pursuant to the requirement of Landlord. Should Tenant fail to perform any of its obligations under this Section 25(c), Landlord may perform such obligations on behalf of Tenant, and the cost and expense thereof, together with Interest from the date such costs and expenses were incurred by Landlord, shall be paid by Tenant to Landlord as Additional Rent within thirty (30) days after delivery of a statement from Landlord for the amount due.

26. Subordination. This Lease and Tenant’s rights under this Lease shall be subject and subordinate at all times in lien and priority to any first mortgage or other primary encumbrance now or hereafter placed upon or affecting the Property or the Premises, and to any second mortgage or encumbrance with the consent of the first mortgagee, and to all renewals, modifications, consolidations, and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant shall execute and deliver, within ten (10) business days following Landlord’s request therefor, any further instrument or instruments, including a subordination, non-disturbance and attornment agreement substantially in the form attached hereto as Exhibit I, confirming the subordination of this Lease to the lien of any such first mortgage or to the lien of any other mortgage, if requested to do so by Landlord with the consent of the first mortgagee, and any further instrument or instruments of attornment that may be desired by any such mortgagee or Landlord, provided, however, that any holder of such lien or mortgage agrees not to disturb the use and occupancy of the Premises in accordance with the terms of this Lease upon any foreclosure. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by giving notice in writing to Tenant and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery. In that event such mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution and delivery of the mortgage and had been assigned to such mortgagee.

27.  Curing Tenant’s Defaults. If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may, without any obligation to do so and in addition to any other rights it may have in law or equity, elect to cure such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant. Tenant shall reimburse Landlord for any sums paid or costs incurred by Landlord in curing such default, including Interest thereon from the respective dates of Landlord’s making the payments and incurring such costs, which sums and costs together with interest thereon shall be deemed Additional Rent payable within thirty (30) days after delivery of a statement from Landlord for the amount due.

28.  Surrender.

a.   At the expiration of the Term or earlier termination of this Lease, Tenant shall promptly yield up the Premises and all improvements, alterations, and additions thereto, and all fixtures and equipment servicing the Premises in a condition which is clean of garbage and debris and broom clean and in the same condition, order, and repair in which they are required to be kept throughout the Term, reasonable wear and tear excepted. In furtherance of the foregoing, if required by Landlord, all wiring or cabling installed by or for Tenant, whether inside or outside the Premises, shall be removed by Tenant (or, at Landlord’s election, by Landlord), at Tenant’s sole cost and expense.

b.   If Tenant, or any person claiming through Tenant, continues to occupy the Premises after the expiration of the Term or earlier termination of this Lease or any renewal thereof without prior written consent of Landlord, the tenancy under this Lease shall become, at the option of Landlord, expressed in a written notice to Tenant and not otherwise, a tenancy from month-to-month, terminable by Landlord or Tenant on thirty (30) days prior notice to the other, under the same terms and conditions set forth in this Lease except Fixed Basic Rent shall be as set forth in the following sentence. For any period during which Tenant or any person claiming through Tenant continues to occupy the Premises after the expiration of the Term or earlier termination of this Lease or any renewal thereof, the Fixed Basic Rent during such continued occupancy shall be one hundred fifty percent (150%) of the greater of: (x) the Fixed Basic Rent for the last year of the Term or (y) the then fair market rental rate as determined by Landlord; and Tenant shall indemnify Landlord for any loss or damage incurred by reason of Tenant’s failure to surrender the Premises. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord’s prior written consent shall constitute an Event of Default under this Lease and shall be subject to all the remedies set forth in Section 29(b) of this Lease.

29.  Defaults-Remedies.

a.   Defaults. It shall be an event of default under this Lease if any one (1) or more of the following events occurs (each, an “Event of Default”):

i.              Tenant fails to pay in full, when due and without demand, any and all installments of Fixed Basic Rent or Additional Rent or any other charges or payments due and payable under this Lease whether or not herein included as rent and such failure continues for more than five (5) days after Tenant is given written notice of such failure provided, however, Tenant shall not be entitled to such notice and cure period more than one (1) time during the Lease Term.

ii.             Tenant violates or fails to perform or otherwise breaches any agreement, term, covenant, or condition contained in this Lease and such breach continues for a period of thirty (30) days following the date of Landlord’s notice of such breach.

iii.            Tenant abandons or vacates the Premises without notice and without having first paid to Landlord in full all Fixed Basic Rent, Additional Rent, and other charges that have become due as well as all which will become due thereafter through the end of the Term.

iv.            Tenant fails to furnish a Tenant Estoppel Certificate within the time period provided by Section 37.

v.             Tenant becomes insolvent or bankrupt in any sense or makes an assignment for the benefit of creditors or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver or similar official for any of Tenant’s assets is commenced, or if any of the real or personal property of Tenant shall be levied upon by any sheriff, marshal, or constable; provided, however, that any proceeding brought by anyone other than the parties to this Lease under any bankruptcy, reorganization arrangement, insolvency, readjustment, receivership or similar law shall not constitute an Event of Default until such proceeding, decree, judgment, or order has continued unstayed for more than sixty (60) consecutive days.

b.    Remedies. Upon the occurrence of an Event of Default under this Lease, Landlord shall have all of the following rights:

i.              Landlord may charge a late payment charge and/or interest as specified in Section 9. In addition, if Landlord incurs a late charge in connection with any payment which Tenant has failed to make within the times required in this Lease, Tenant shall pay Landlord, in addition to such payment due, the full amount of such late charge incurred by Landlord. Nothing in this Lease shall be construed as waiving any rights of Landlord arising out of any default of Tenant, by reason of Landlord’s imposing or accepting any such late charge(s) and/or interest; the right to collect such late charge(s) and/or interest is separate and apart from any rights relating to remedies of Landlord after default by Tenant including, without limitation, the rights and remedies of Landlord provided herein.

ii.             Landlord shall be entitled to damages computed in accordance with Section 29(c) below.

iii.            Landlord may re-enter the Premises and, at the option of Landlord, remove all persons and all or any property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable for prosecution or damages therefor, and Landlord may repossess and enjoy the Premises. Upon recovering possession of the Premises by reason of or based upon or arising out of a default on the part of Tenant, Landlord may, at Landlord’s option, either terminate this Lease or make such alterations and repairs as may be necessary, as reasonably determined by Landlord, in order to relet the Premises and may relet the Premises or any part or parts thereof, either in Landlord’s name or otherwise, for a term or terms which may, at Landlord’s option, be less than or exceed the period which would otherwise have constituted the balance of the Term and at such rent or rents and upon such other terms and conditions as in Landlord’s sole discretion may seem advisable and to such person or persons as may in Landlord’s discretion seem best; upon each such reletting all rents received by Landlord from such reletting shall be applied as follows: first, to the payment of any costs and expenses of such reletting, including all costs of alterations and repairs; second, to the payment of any indebtedness other than Fixed Basic Rent, Additional Rent, or other charges due hereunder from Tenant to Landlord; third, to the payment of Fixed Basic Rent, Additional Rent, and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If rentals received from reletting during any month are less than that to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Premises or the making of alterations or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of termination is given to Tenant. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises or, in the event that the Premises or any part or parts thereof are relet, for failure to collect the rent thereof under such reletting. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

iv.           Landlord may terminate this Lease and the Term without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term, or covenant broken.

v.             CONFESSION OF JUDGMENT FOR POSSESSION. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT OR UPON THE EXPIRATION OR TERMINATION OF THE TERM OF THIS LEASE, FOR THE PURPOSE OF OBTAINING POSSESSION OF THE PREMISES, TENANT HEREBY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR TENANT AND ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE PREMISES, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, IN FAVOR OF LANDLORD, FOR RECOVERY BY LANDLORD OF POSSESSION THEREOF, FOR WHICH THIS AGREEMENT OR A COPY HEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE PREMISES, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED THE SAME SHALL BE TERMINATED AND THE

POSSESSION OF THE PREMISES REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON THE OCCURRENCE OF ANY SUBSEQUENT EVENT OF DEFAULT TO CONFESS JUDGMENT IN ONE (1) OR MORE FURTHER ACTIONS IN THE MANNER AND FORM SET FORTH ABOVE TO RECOVER POSSESSION OF SAID PREMISES FOR SUCH SUBSEQUENT DEFAULT. TENANT WAIVES ALL ERRORS IN CONNECTION WITH ANY SUCH CONFESSION OF JUDGMENT. NO SUCH TERMINATION OF THIS LEASE, NOR TAKING, NOR RECOVERING POSSESSION OF THE PREMISES SHALL DEPRIVE LANDLORD OF ANY REMEDIES OR ACTION AGAINST TENANT FOR FIXED BASIC RENT, ADDITIONAL RENT OR FOR OTHER SUMS DUE HEREUNDER OR FOR DAMAGES DUE OR TO BECOME DUE FOR THE BREACH OF ANY CONDITION OR COVENANT HEREIN CONTAINED, NOR SHALL THE BRINGING OF ANY SUCH ACTION FOR RENT AND/OR OTHER SUMS DUE HEREUNDER, OR BREACH OF COVENANT OR CONDITION NOR THE RESORT TO ANY OTHER REMEDY HEREIN PROVIDED FOR THE RECOVERY OF RENT AND/OR OTHER SUMS DUE HEREUNDER OR DAMAGES FOR SUCH BREACH BE CONSTRUED AS A WAIVER OF THE RIGHT TO INSIST UPON THE FORFEITURE AND TO OBTAIN POSSESSION IN THE MANNER HEREIN PROVIDED.

vi.            CONFESSION OF JUDGMENT FOR MONEY DAMAGES. Intentionally Deleted.

vii.           TENANT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, THE DUTIES IMPOSED ON ANY PERSON RELYING UPON OR EXERCISING THE WARRANT OF ATTORNEY TO CONFESS JUDGMENT CONTAINED IN THIS INSTRUMENT, AS SUCH DUTIES ARE PROVIDED IN SECTION 5601.3(B) OF THE PENNSYLVANIA PROBATE ESTATE AND FIDUCIARIES CODE, 20 PA.C.S.A., SECTION 5601.3(B). TENANT ACKNOWLEDGES THAT IT IS ITS EXPECTATION THAT LANDLORD SHALL, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THIS INSTRUMENT, ENTER JUDGMENT BY CONFESSION AGAINST TENANT AND THEREAFTER RECOVER POSSESSION OF THE PREMISES OR COLLECT RENT AND SUCH OTHER SUMS AS ARE DUE, AND THAT SUCH ACTIONS BY LANDLORD ARE NOT CONTRARY TO TENANT’S BEST INTEREST, AND SUCH ACTION BY LANDLORD SHALL NOT CONSTITUTE AN ABSENCE OF LANDLORD’S GOOD FAITH, NOR AN ACTION BEYOND THE SCOPE OF AUTHORITY GRANTED BY THIS INSTRUMENT.

c.    Damages.

i.              Without Termination. If Landlord shall not elect to terminate this Lease pursuant to Section 29(b)(iv) above, notwithstanding reentry upon the Premises by Landlord and in addition to and without limiting Landlord’s right to other damages upon the occurrence of an Event of Default, Tenant shall be and remain liable to Landlord in an amount computed as follows (the “Accelerated Rent Component”): (a) an amount equal to the sum of all Rent then in arrears plus the aggregate of all Rent which is payable under this Lease for the balance of the Term, computed as if no Event of Default had occurred and any reentry had not been made (including, without limitation, Tenant’s Proportionate Share of Real Estate Taxes and

Operating Expenses which would be owing for the remainder of the Term, as reasonably estimated by Landlord); plus (b) all reasonable costs and expenses incurred by Landlord in connection with the Event of Default and any reletting of the Premises, including, without limitation, (i) costs of reentry, repair, and renovation, (ii) the value of all reasonable, good faith inducements granted or paid to new tenants of the Premises in connection with reletting including, without limitation, construction allowances and the value of rent-free periods, (iii) brokers’ commissions and advertising expenses, (iv) watchman’s wages and any sheriff’s, marshall’s, constable’s, or other officials’ commissions, charged to Landlord, and (v) reasonable attorneys’ fees, costs, and expenses; plus (c) Interest accrued on the aggregate of the aforesaid sums from the date each was payable (or, with respect to sums owing under Section 29(b) from the date each was incurred by Landlord) until paid by Tenant (whether before or after judgment); which sum shall be credited with (d) all rentals or other sums actually received by Landlord during the remainder of the Term from any replacement tenant to which the Premises are relet.

ii.             With Termination. If Landlord shall elect to terminate this Lease notwithstanding reentry upon the Premises by Landlord upon the occurrence of an Event of Default Tenant shall be and remain liable to Landlord in an amount computed as follows: (a) an amount equal to the sum of all Rent then in arrears plus the aggregate of all Rent which is payable under this Lease for the balance of the Term, computed as if no Event of Default had occurred and any reentry had not been made (including, without limitation, Tenant’s Proportionate Share of Real Estate Taxes and Operating Expenses which would be owing for the remainder of the Term, as reasonably estimated by Landlord); plus (b) all reasonable costs and expenses incurred by Landlord in connection with the Event of Default and any reletting of the Premises, including, without limitation, (i) costs of reentry, repair, and renovation, (ii) the value of all reasonable, good faith inducements granted or paid to new tenants of the Premises in connection with reletting including, without limitation, construction allowances and the value of rent-free periods, (iii) brokers’ commissions and advertising expenses, (iv) watchman’s wages and any sheriff’s, marshall’s, constable’s, or other officials’ commissions, charged to Landlord, and (v) reasonable attorneys’ fees, costs, and expenses; plus (c) Interest accrued on the aggregate of the aforesaid sums from the date each was payable (or, with respect to sums owing under Section 29(b) from the date each was incurred by Landlord) until paid by Tenant (whether before or after judgment) against which sum Tenant shall be credited with (d) the value of the fair rental value of the Premises.

d.    Waiver of Jury Trial; Attorneys’ Fees. IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT (A) THEY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTER-CLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES OR CLAIM OF INJURY OR DAMAGE, AND (B) IN ANY ACTION ARISING HEREUNDER, THE ATTORNEYS’ FEES AND COSTS OF THE PREVAILING PARTY WILL BE PAID BY THE OTHER PARTY TO THE ACTION.

e.    Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute. Landlord shall have no duty to mitigate its damages in the event of Tenant’s default under this Lease.

30.  Brokers’ Commission. Tenant represents and warrants to Landlord that the Broker (as defined in the Preamble) is the sole broker with whom Tenant has negotiated in bringing about this Lease and Tenant agrees to indemnify and hold Landlord and its mortgagee(s) harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Landlord and Tenant. In no event shall Landlord’s mortgagee(s) have any obligation to any broker involved in this transaction. In the event that no broker was involved as aforesaid, then Tenant represents and warrants to Landlord that no broker brought about this transaction, and Tenant agrees to indemnify and hold Landlord harmless from any and all claims of any broker arising out of or in connection with the negotiations of, or entering into, this Lease by Tenant and Landlord.

31.  Notices. All notices, demands, requests, consents, certificates, and waivers required or permitted hereunder from either party to the other shall be in writing and sent by United States certified mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed as follows:

If to Tenant:

Innocoll AG

Turlough O’Connor

Corporate Controller

Unit 9, Block D

Monksland Business Park

Athlone, Co. Roscommon, Ireland

With a copy:

At the Premises

Attention: Tony Zook

And with a copy to:

Fox Rothschild LLP

Eagleview Corporate Center

747 Constitution Drive, Suite 100

P.O. Box 673

Exton, Pennsylvania 19341

Attention: Michael S. Harrington, Esq.

If to Landlord:

Campus Investors H Building, L.P.

c/o Equus Capital Partners, Ltd.

770 Township Line Road, Suite 150

Yardley, Pennsylvania 19067

Attention: Stephen M. Spaeder

with a copy to:

Matthew J. Swett, Esquire

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, Pennsylvania 19103

Either party may at any time, in the manner set forth for giving notices to the other, specify a different address to which notices to it shall thereafter be sent. All notices shall be effective upon receipt or rejection of receipt by the addressee. Notices from Landlord may be given by Landlord or by Landlord’s agent or attorney.

32.  Inability to Perform. If Landlord is delayed or prevented from performing any of its obligations under this Lease by reason of strike, labor troubles, acts of war, terrorism, bioterrorism, or any cause whatsoever beyond Landlord’s control, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligation by Landlord.

33.  Survival. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Term, whether by lapse of time or otherwise, shall not relieve Tenant from its obligations accruing prior to the expiration of the Term.

34.  Tenant’s Authority; Financial Statements. If Tenant is a corporation, partnership, or other entity, the persons signing this Lease on behalf of Tenant represent and warrant that they have been duly authorized by such corporation, partnership, or other entity to execute and deliver this Lease on behalf of the corporation, partnership, or other entity. Tenant shall provide written evidence of such authority prior to the execution of this Lease. Tenant hereby represents and warrants to Landlord (i) that Tenant’s most recent financial statements delivered to Landlord in connection with the execution of this Lease are true in all material respects and no material adverse changes have occurred with respect thereto, and (ii) Tenant will, on an annual basis and upon Landlord’s request, deliver to Landlord current financial statements which shall be prepared in accordance with generally accepted accounting principles consistently applied.

35.  Waiver of Invalidity of Lease. Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or make any claim that the Lease is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, without limitation, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements and each party hereby waives the right to assert any such defenses or make any claim of invalidity or unenforceability due to any of the foregoing.

36.  Security Deposit. As additional security for the full and prompt performance by Tenant of the terms and covenants of this Lease, Tenant has deposited with Landlord the Security Deposit. The Security Deposit shall not constitute rent for any month (unless so applied by Landlord on account of Tenant’s default hereunder). Within ten (10) days of Landlord’s demand therefor, Tenant shall restore any portion of the Security Deposit which may be applied by Landlord in accordance with the terms and conditions of this Lease to cure any default by Tenant hereunder. To the extent that Landlord has not applied the Security Deposit or any portion thereof on account of a default, the Security Deposit, or such remaining portion of the Security Deposit, shall be returned to Tenant, without interest, promptly following the termination of this Lease.

37.  Estoppel Certificate. Tenant shall from time to time, within ten (10) business days after Landlord’s request or that of any mortgagee of Landlord, execute, acknowledge and deliver to Landlord a written instrument in recordable form, substantially in the form attached hereto as Exhibit G (the “Tenant Estoppel Certificate”).

38.  Rights Reserved by Landlord. Landlord waives no rights, except those that may be specifically waived herein, and explicitly retains all other rights including, without limitation, the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person, or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for set-off or abatement of Rent or any other claim:

a.    To change the name or street address of the Building;

b.    The exclusive right to use the name of the Building for all purposes, except that Tenant may use the name on its business address and for no other purpose;

c.    To install, affix, and maintain any and all signs on the exterior and on the interior of the Building or the Property;

d.    To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises and during the continuance of any of such work, to temporarily close doors, entry ways, public space, and corridors in the Building and to interrupt or temporarily suspend services or use of Common Facilities, all without affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible and usable;

e.    To furnish door keys for the entry door(s) in the Premises on the Commencement Date and to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. Upon the expiration of the Term or Tenant’s right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises;

f.     To designate and approve all window coverings used in the Building;

g.    To approve the weight, size, and location of safes, vaults, and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the legal load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times, in such manner and upon such terms as Landlord shall direct in writing;

h.   To regulate delivery of supplies and the usage of the loading docks, receiving areas and freight elevators;

i.    To erect, use, and maintain pipes, ducts, wiring, and conduits, and appurtenances thereto, in and through the Premises;

j.    To grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building or on the Property;

k.   To alter the layout, design and/or use of the Building in such manner as Landlord, in its sole discretion, deems appropriate, so long as the character of the Building as a first class office building is maintained;

l.   To: (a) establish, modify, and enforce reasonable rules and regulations with respect to the Common Facilities; (b) enter into, modify and terminate easement and other agreements pertaining to the use and maintenance of the parking areas and other Common Facilities; (c) restrict parking by tenants and their employees to employee parking areas;

(d) temporarily close portions of the Common Facilities, to the extent Landlord deems necessary or appropriate; (e) do and perform such other acts in and to the Common Facilities as Landlord deems necessary or appropriate; (f) change, rearrange, alter, modify, reduce, eliminate, or supplement Common Facilities so long as adequate common facilities are made available to Tenant;

m.  The exclusive right to use or dispose of the use of the roof of the Building; and

n.   During the last six (6) months of the Term of this Lease, if during or prior to that time Tenant has vacated the Premises, to decorate, remodel, repair, alter, or otherwise prepare the Premises for reoccupancy, without affecting Tenant’s obligation to pay Rent for the Premises.

39.  Miscellaneous.

a.   No Offer. The submission of this Lease for examination does not constitute an offer to lease, or a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by both Landlord and Tenant.

b.   Non Waiver. The failure of either party hereto in any one (1) or more instances to insist upon the strict performance of any one (1) or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy, or election herein contained, shall not be construed as a waiver or relinquishment of the right to insist upon such performance or exercise in the future, and such right shall continue and remain in full force and effect with respect to any subsequent breach, act, or omission.

c.   Partial Payment. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Fixed Basic Rent or Additional Rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

d.   Entire Agreement. This Lease constitutes the entire agreement between the parties relating to the subject matter contained herein. Neither party hereto has made any representations or promises to the other except as expressly contained herein. This Lease supersedes all prior negotiations, agreements, informational brochures, letters, promotional information and other statements and materials made or furnished by Landlord or its agents. The submission of this Lease by Landlord, its attorneys or agents, for examination or execution by Tenant, does not constitute a reservation of (or option for) the Premises in favor of Tenant and Tenant shall have no right or interest in the Premises and Landlord shall have no liability hereunder, unless and until this Lease is executed and delivered by Landlord. No rights, easements or licenses are acquired in the Property or in any land adjacent thereto, by Tenant by implication or otherwise, except as expressly set forth in this Lease. No agreement hereinafter made shall be effective to change, modify, discharge, or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge, or abandonment is sought.

e.   Mortgagee Approval. If any mortgagee shall have the right of approval of this Lease and such mortgagee shall, subsequent to the execution hereof by all parties hereto, require a change or changes in this Lease as a condition of its approval thereof and if within thirty (30) days after notice from Landlord, Tenant fails or refuses to execute the amendment(s) to this Lease accomplishing the change or changes which are stated by Landlord as being needed in connection with the approval of this Lease by the mortgagee, Landlord shall have the right to cancel this Lease. It is understood and agreed that any such change or changes required by such mortgagee shall not materially affect or alter: (1) the Fixed Basic Rent; (2) the size of the Premises; or (3) any Premises Work agreed to be performed in the Premises by Landlord.

f.    Partial Invalidity. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

g.   Choice of Law. This Lease has been executed and delivered in the Commonwealth of Pennsylvania and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in the county in which the Building is located. Should any provision of this Lease require judicial interpretation, it is agreed that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same. It is agreed and stipulated that all parties hereto have participated equally in the preparation of this Lease and that legal counsel was consulted by each responsible party before the execution of this Lease.

h.    Powers of Attorney. Pursuant to 20 Pa.C.S.A. Section 5601(a), Landlord and Tenant hereby agree that the powers of attorney granted pursuant to any provision of this Lease shall not be construed in accordance with the provisions of Chapter 56 of Title 20 of the Pennsylvania Consolidated Statues.

i.     No Recordation. This Lease shall not be recorded in whole or in memorandum form by either party hereto without the prior written consent of the other.

j.     Receipt of Money. No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for the possession of the Premises, shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Landlord’s consent is required.

k.    No Joint Venture. This Lease shall create only the relationship of landlord and tenant between Landlord and Tenant and no estate shall pass out of Landlord. Nothing herein is intended to be construed as creating a joint venture or partnership relationship between the parties hereto.

1.    No Third Party Beneficiaries. Notwithstanding anything to the contrary contained herein, no provision of this Lease is intended to benefit any party other than the signatories hereto and their permitted heirs, personal representatives, successors and assigns, and no provision of this Lease shall be enforceable by any other party.

m.   Exhibits. All exhibits referred to in this Lease are attached hereto and shall be deemed an integral part hereof.

n.   Captions. The captions included in this Lease, whether for sections, subsections, paragraphs, Table of Contents, Exhibits, or otherwise, are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof, and are not to be used in interpreting this Lease or for any other purpose in the event of any controversy.

o.   Representations. Landlord have made no representation, agreement, condition, warranty, understanding, or promise, either oral or written, other than as set forth herein, with respect to the Lease, the Property, the Premises, or otherwise.

p.   Gender; Plural Terms; Persons. The masculine, feminine, or neuter pronoun shall each include the masculine, feminine, and neuter genders. A reference to person shall mean a natural person, a trustee, a corporation, a partnership, and any other form of legal entity. All references (including pronouns) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, as the context may require.

q.    Time. Time is of the essence of this Lease with respect to the performance by Tenant of all of its obligations hereunder.

r.    Light and Air. No diminution or shutting off of any light, air, or view by any structure now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.

s.   Tenant’s Waiver. Tenant waives those provisions of the Landlord and Tenant Act of 1951, Act of April 6, 1951, P.L. 69, art. I, secs. 101 et seq., 68 P.S. secs. 250. 101 et seq., as amended and as may from time to time be further amended (hereinafter referred to as “Act”), that are not prohibited by law from being waived. Without limiting the generality of the foregoing waiver, Tenant specifically waives the right to receive the Notice to Quit provided for in said Act.

40.  Additional Definitions.

a.   “Date of this Lease” or “date of this Lease” shall mean the date of acceptance and execution of this Lease by Landlord, following execution and delivery thereof to Landlord by Tenant and that date shall be inserted in the space provided in the Preamble.

b.   “Landlord” as used in this Lease includes the Landlord named above as well as its successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this lease as Landlord. Any such person, whether or not named herein, shall have no liability hereunder after ceasing to hold title to the Property. Neither Landlord nor any principal of Landlord nor any owner of the Building or the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease, the Premises or the Property, and if Landlord is in breach or default with respect to Landlord’s obligations under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant’s remedies.

c.   “Tenant” as used in this Lease includes the Tenant named above as well as its heirs, successors and assigns, each of which shall be under the same obligations, liabilities, and disabilities and each of which shall have the same rights, privileges, and powers as it would have possessed had it originally signed this Lease as Tenant. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant, immediate or remote, unless the assignment to such assignee is permitted or has been approved in writing by Landlord. Any notice required or permitted by the terms of this Lease may be given by or to any one (1) of the persons named above as Tenant, and shall have the same force and effect as if given by or to all of them.

d.   “Mortgage” or “mortgage” as used in this Lease includes any lien or encumbrance on the Premises, the Building or the Property or on any part of or interest in or appurtenance to any of the foregoing, including without limitation any ground rent or ground lease if Landlord’s interest is or becomes a leasehold estate. The word “mortgagee” or “Mortgagee” is used herein to include the holder of any mortgage, including any ground landlord if Landlord’s interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.

e.    “Person” as used in this Lease includes a natural person, a partnership, a corporation, an association, and any other form of business association or entity.

f.     “Rent” or “rent” as used in this Lease shall mean all Fixed Basic Rent, Additional Rent, and any other rent or other sums due from Tenant under this Lease.

41.  OFAC. Tenant represents, warrants, and covenants that neither Tenant, nor any individual or entity affiliated with Tenant nor any individual or entity that has an economic interest in Tenant nor any of its officers or directors (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (September 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the Foreign Terrorist Organization List and Terrorist Exclusion List maintained by the United States Department of State; (iv) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 60-1-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. § 5311 et. seq.). Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorneys’ fees and costs) arising from or related to any breach of the foregoing representation, warranty, and covenant.

42.  Tenant Waiver. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS REGARDING CONFESSION OF JUDGMENT AS PROVIDED IN SECTION 29(b) ABOVE, TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION OF THE PREMISES PURSUANT TO A JUDGMENT BY CONFESSION. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD’S COUNSEL FOR VIOLATION OF TENANT’S CONSTITUTIONAL DUE PROCESS RIGHTS AS A RESULT OF JUDGMENT BEING CONFESSED PURSUANT TO THIS LEASE.

A. Z.
(TENANT INITIALS)

43.  Tenant’s Relocation. Landlord, in its sole discretion, shall have the right from time to time to change the location of the Premises to other space (the “Substituted Leased Premises”) within the Park, subject to the terms and conditions set forth below.

a.   The Substituted Leased Premises shall contain a minimum floor area of approximately the same number of square feet as are contained in the Premises; and the square footage of any Common Facilities attributable to the Substituted Leased Premises shall be approximately the same as that of the Common Facilities attributable to the Premises.

b.   Landlord shall give Tenant notice of Landlord’s decision to relocate Tenant; and Tenant agrees that it shall relocate to the Substituted Leased Premises as soon as same is ready for occupancy.

c.   Landlord shall bear and pay for the cost and expense of any such relocation; provided, however, that Tenant shall not be entitled to any compensation for damages for any interference with or interruption of its business during or resulting from such relocation. Landlord shall make reasonable efforts to minimize such interference. Tenant shall cooperate with Landlord so as to facilitate the prompt completion by Landlord of its obligations under this Section. Without limiting the generality of the foregoing, Tenant agrees to provide to Landlord promptly such approvals, instructions, plans, specifications or other information as may be reasonably requested by Landlord.

d.   In connection with any such relocation, Landlord shall, at its own cost and expense, furnish and install in (or, if practicable, relocate to) the Substituted Leased Premises all walls, partitions, floors, floor coverings, ceilings, fixtures, wiring, and plumbing, if any (as distinguished from trade fixtures, equipment, furniture, furnishings, and other personal property belonging to Tenant) required for Tenant’s proper use and occupancy thereof, all of which items shall be comparable in quality to those situated in the Premises.

e.   Landlord and Tenant shall promptly execute an amendment to this Lease reciting the relocation of the Premises and any changes in the Fixed Basic Rent and Additional Rent payable hereunder on account of the change in rentable area of the Substituted Lease Premises.

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IN WITNESS WHEREOF, and in consideration of the mutual entry into this Lease and for other good and valuable consideration, and intending to be legally bound, each party hereto has caused this agreement to be duly executed under seal

. Landlord:

Date Signed:	10/31/15	CAMPUS INVESTORS H BUILDING, L.P., a Delaware
limited partnership

By: Bergen H Building, LLC, a Delaware limited liability company, its general partner

By:	[Illegible]
Name:	[Illegible]
Title:	Senior Vice President

Tenant:

Date Signed:	10/31/15	INNOCOLL AG, a German stock corporation

By:	/s/ Anthony Zook
Name:	Anthony Zook
Title:	CEO

COMMONWEALTH OF PENNSYLVANIA	:
: SS:
COUNTY OF	:

On this, the ___ day of _________________, 2015, before me, a Notary Public, the undersigned officer, personally appeared ______________________________, who acknowledged himself/herself to be the ____________________ of INNOCOLL AG, a German stock corporation, and that he/she, as such officer/representative, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself/herself as such officer/representative.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

Signature Page to Office Space Lease